UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM SB-2

                                  AMENDMENT #3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        Island Critical Care Corp.
                 (NAME OF SMALL BUSINESS ISSUER IN OUR CHARTER)

                                    Delaware

         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

               3699                                      65-0967706
   (PRIMARY STANDARD INDUSTRIAL                      (I.R.S. EMPLOYER
    CLASSIFICATION CODE NUMBER)                        IDENTIFICATION NO.)

               85 Watts Drive, Charlottetown, Prince Edward Island

                                 (902) 569-4447

          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                                  J. Paul Hines

                           205 Worth Avenue, Suite 201

                            Palm Beach, Florida 33480

                                 (954) 418-4912
               (NAME, ADDRESS AND TELEPHONE OF AGENT FOR SERVICE)

             APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

          If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [X]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. [ ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

                                        1

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE (1)


Total  Registration  Fee                                       $  2,598.00

(1)     Estimated  solely  for  the purpose of calculating the registration fee.

          The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                    SUBJECT TO COMPLETION, DATED SEPTEMBER 30, 2000

                        ISLAND CRITICAL CARE CORP.

                        7,795,049 shares of Common Stock

          The registration statement, of which this prospectus is a part relates to the offer and sale of 7,795,049 shares of our common stock by the holders of these securities, referred to as selling security holders throughout this document.

          Our common stock is not listed on any national securities exchange or the NASDAQ stock market.

          The selling security holders may offer their shares at any price. We will pay all expenses of registering the securities.

          These securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. SEE RISK FACTORS BEGINNING ON PAGE 7.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                        2

             The date of this preliminary prospectus is May 30, 2000




                                TABLE OF CONTENTS

Part  I  -  Prospectus  Information

 1.    Front Cover Page of Prospectus . . . . . . . . . . . . . . . .   1
 2.    Inside Front and Outside Back Cover Pages of Prospectus. . . .   2
 3.    Summary Information. . . . . . . . . . . . . . . . . . . . . .   4
       Risk  Factors . . . . . . . . . . . . . . . . . . . . . . . . .  5
        Because We are a Development Stage Company with Limited Operations and No Revenues or
        Profits We are Subject to  Developmental  Stage Risks;


       If We Fail to develop a Marketing  Plan,  Sales of Our
       Pulse  Oximeters  Will be Negatively  Impacted                   5
       If We Fail to Develop  Assembly
       Plans the  Quality  of Our  Products
       Will be  Negatively  Impacted                                    5
       Masimo Has Already Granted Licenses of its Signal
       Extraction  Technology to Other Companies
       Which Puts us at a  Competitive  Disadvantage                    5
       Because Our  Business is Overly
       Dependent Upon Masimo, Any Material Change
       in Our Relationship or Agreement with
       Masimo  will  Negatively  Impact  Our  Business                  6
       We  are  Subject  to  Intense
       Competition  Which May  Negatively  Impact Our
       Ability  to  Achieve  Profitable
       Operations                                                       6
       If We Fail to Obtain  Distribution  Agreements,
       Sales of Our Pulse
       Oximeters Will be Negatively Impacted                            6
       If  We  Do  Not  Use  a System of Quality
       Assurance in Our Assembly Process,
       Our Pulse  Oximeters  Will  Not
       Perform  to  Industry  Expectations                              7
       If Our Completed Pulse Oximeter
       Does Not Perform to Industry Standards,
       it Will Become Obsolete                                          7
       Cost Saving Measures by Managed Health
       Organizations May Negatively Impact
       Potential Sales of Our Pulse
       Oximeters to these Organizations                                 7
       Because Our  Licensing  Agreement
       with  Masimo  Requires Us to
       Use Masimo's Product  Designation  on
       the  Front  of  Our  Pulse  Oximeters,
       We May be Unable to Develop and Promote
       Our Own Brand Name                                               7
       We  Are  Limited  In  Our  Ability
       to Enter Into  Agreements or Arrangements
       with Other  Technology Companies
       that Could Offer Technology Superior to Masimo's                 7
       If We Fail to Diversify Our Product
       Line, We will be at a Competitive
       and Technological Disadvantage                                   8
       Our  Use  of  Masimo's  Signal  Extraction
       Technology May Subject Us to Possible
       Patent  Infringement  Claims that Could
       result in Damage Awards Against
       Us and/or Limit our Ability to Use
       or Sell Our Pulse Oximeters                                      8
       Our  Line  of  Credit  Facility  with
       Enterprise P.E.I. Imposes Restrictions
       that May Limit Our Ability to Manage
       and/or Structure Our Debt and Corporate
       Expenditures and other Finances                                  8

 4.    Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . .   9
 5.    Determination of Offering Price. . . . . . . . . . . . . . . .  10
 6.    Dilution . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
 7.    Selling Security Holders . . . . . . . . . . . . . . . . . . .  10
 8.    Plan of Distribution . . . . . . . . . . . . . . . . . . . . .  13
 9.    Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . .  14
10.    Directors, Executive Officers, Promoters, and Control Persons.  14
11.    Security Ownership of Certain Beneficial Owners and Management  16
12.    Description of Securities. . . . . . . . . . . . . . . . . . .  17
13.    Interest of Experts and Counsel. . . . . . . . . . . . . . . .  18
14.    Disclosure of Commission Position on Indemnification
       for Securities Act Liabilities . . . . . . . . . . . . . . . .  18
15.    Organization Within Last Five Years. . . . . . . . . . . . . .  19
16.    Description of Business. . . . . . . . . . . . . . . . . . . .  19
17.    Plan of Operation. . . . . . . . . . . . . . . . . . . . . . .  35
18.    Description of Property. . . . . . . . . . . . . . . . . . . .  37
19.    Certain Relationships and Related Transactions . . . . . . . .  38
20.    Market for Common Equity and Related Stockholder Matters . . .  38
21.    Executive Compensation . . . . . . . . . . . . . . . . . . . .  39
22.    Financial Statements . . . . . . . . . . . . . . . . . . . . .  41
23.    Changes and Disagreements With Accountants on Accounting
       and Financial Disclosure . . . . . . . . . . . . . . . . . . .  50


Part II -  Information Not Required in Prospectus

24.    Indemnification. . . . . . . . . . . . . . . . . . . . . . . .  51
25.    Other Expenses of Issuance and Distribution. . . . . . . . . .  51
26.    Recent Sales of Unregistered Securities. . . . . . . . . . . .  52
27.    Exhibits . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
28.    Undertakings . . . . . . . . . . . . . . . . . . . . . . . . .  54



                                        3


ITEM  3.     SUMMARY  INFORMATION  AND  RISK  FACTORS

                               PROSPECTUS SUMMARY

     This prospectus contains statements about our future business operations that involve risks and uncertainties. OUR ACTUAL RESULTS COULD DIFFER SIGNIFICANTLY FROM OUR ANTICIPATED FUTURE OPERATIONS, AS A RESULT OF MANY FACTORS, INCLUDING THOSE IDENTIFIED IN THE "RISK FACTORS" BEGINNING ON PAGE 6. The prospectus summary is limited to highlighting the most significant aspects of this offering. You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, prior to making an investment decision.

Our company.
        We were incorporated in Delaware on December 15, 1999. On December 22, 1999 we merged with Island Critical Care Corp., an inactive Florida corporation. The purpose of this merger was to effect a change in the domicile of the Florida corporation to Delaware. Island Critical Care Corp. (a Florida corporation), was originally incorporated on March 15, 1996 under the name 9974 Holdings Inc., and subsequently changed its name from 9974 Holdings Inc. to Ontario Midwestern Railway Co. Inc, and finally the Florida corporation's name was changed to Midwestern Railway Co. Inc. All three name changes of the Florida corporation were completed prior to its merger with the Delaware company. In the merger of the Florida and Delaware corporations, we issued 3,072,504 common shares that were exchanged for 3,072,504 shares of the Florida corporation on a 1 for 1 basis. Following this transaction, we emerged as the surviving corporation. On January 13, 2000, we merged with Island Critical Care Corporation, an Ontario corporation. In the merger of the Ontario corporation into the Delaware corporation we issued 15,028,496 common shares that were exchanged for 15,028,496 shares of the Ontario corporation on a one for one basis. Following this transaction we emerged as the surviving corporation. We acquired the Ontario incorporated Island Critical Care Corporation, because we wanted to purchase its licensed technology of Masimo's signal extraction technology, cash, financial incentive agreements and research and development of its pulse oximeter prototype.

        Through our acquisition of the Ontario incorporated Island Critical Care Corporation we acquired the right to use Masimo Corporation's Signal Extraction Technology in medical devices that we plan to develop. This Technology integrates a computer processing board, computer software program, cables, and other equipment into medical monitoring devices and is designed to measure the level of oxygen saturation in the blood of human patients.

        We seek to become a developer, assembly plant, and worldwide distributor of medical monitoring devices that use Masimo's Signal Extraction Technology. Our registered office is located at Suite 201, 205 Worth Avenue, Palm Beach, Florida, 33480 and our registered agent at that address is J. Paul Hines. Our principal executive offices are currently located at 85 Watts Avenue, Charlottetown, Prince Edward Island, Canada. Our telephone number is (902) 569-4447. We are only authorized to issue common stock. Our total authorized common stock consists of 50,000,000 shares, of which 18,101,000 shares are issued and outstanding.

                                        4

Our business.
        We currently have limited operations comprised of assembling some of our sub-component parts for the assembly of our pulse oximeter product. We currently have no revenues or profits. The initial medical monitoring device we have developed and we will attempt to market is the VitalSAT stand-alone pulse oximeter using Masimo's Signal Extraction Technology. On or about April 28, 2000 we completed development of our prototype pulse oximeter. From approximately January 1, 2000 to approximately August 1, 2000, the name of our pulse oximeter was the ATO2m2000 pulse oximeter. On or about August 21, 2000, we decided to change the name of our pulse oximeter to the VitalSAT pulse oximeter. We changed the name of our pulse oximeter because we believed the new name offered greater name recognition.

        Our plans include leasing a building to be constructed in the Town of Stratford, Prince Edward Island. Prince Edward Island is one of the ten Provinces which comprise the Confederation of Canada. It is located in the
Atlantic Ocean approximately 13 miles northwest of Nova Scotia. Until construction of the to be leased building is complete, and we have entered into an agreement for the use of those premises, we have been given access to office and manufacturing premises owned by the government of the Province of Prince Edward Island on a rent free basis. These temporary offices are located in the West Royalty Industrial Park in Charlottetown, Prince Edward Island and includes approximately 2800 square feet of office space, storage space, assembly space and a foyer. In approximately July 2000, we began limited operations in these temporary facilities. Our limited operations to date have consisted of assembling three of the five sub-component parts of the VitalSAT pulse oximeter; however, we have not assembled any pulse oximeters to completion other than our prototype pulse oximeters. We do plan to assemble pulse oximeters to completion in these temporary facilities as of approximately November 2000. We expect that the new Stratford assembly plant will be available for our use by approximately December, 2000, at which time we will begin assembling and distributing our VitalSAT Pulse Oximeter. There are no assurances that any of these plans will occur.

        We have developed no assembly, marketing, or distribution plans for our VitalSAT stand-alone pulse oximeter. We cannot assure that we will ever develop any other medical device products.

THE OFFERING.
          As of June 30, 2000, we had 18,101,000 shares of our common stock outstanding. This offering is comprised of securities offered by selling security holders only. We will not receive any proceeds from the sale of the securities.

                           FINANCIAL SUMMARY INFORMATION.
        You should read carefully all the information in this prospectus, including the financial statements and their explanatory notes.

                       (In US Dollars)
Statement of Operations          Period from

                                  Inception to

                                 March 31, 2000

------------------------------  -----------------
Net Sales                       $            0
Cost of Sales                   $            0
Gross profit                    $            0
Operating expenses              $      439,843
Income (loss) from operations   $     (439,843)
Other expense, net              $        4,015
Net income (loss)               $     (435,828)
Net income per common share     $         (.03)



                                        5

                                 (In US Dollars)

Balance Sheet                              Period from
                                           Inception to
                                           March 31, 2000
-----------------------------------------  ----------------


Total current assets                       $       277,386
Other assets                               $        37,780
Total Assets                               $       315,166
Current liabilities                        $        36,070
Due to stockholder/officer                 $             0
Due to related party                       $             0
Total liabilities                          $        36,070
Stockholders equity (deficiency)           $       279,096
Total liabilities and stockholder equity   $       315,166





                                  RISK FACTORS

        An investment in the shares of common stock offered in this prospectus involves a high degree of risk. We cannot assure that we will ever generate revenues, develop operations, or make a profit.

Because we are a development stage company with limited operations and no revenues or profits we are subject to developmental stage risks; your ability to evaluate our business is limited
        We are a development stage company with only limited operations. We have just begun assembly of the sub-component parts of our pulse oximeters. We have not generated any revenues and have operated at a loss since our inception. As such, we have no operating history upon which you can evaluate our business or our business strategies. You must consider the risks and difficulties frequently encountered by development stage companies. Such risks include: An evolving and unpredictable business model . Whether we are able to manage our growth. Whether we are able to anticipate and adapt to a developing market. Whether the public will accept our product. Whether we will be able to identify, attract, and retain qualified personnel

        There can be no assurance that we be will successful in addressing these risks. Moreover, because we will be required to make significant up-front expenditures in connection with developing our assembly, marketing and advertising plans, we anticipate that we may incur losses until such time as revenues are sufficient, if ever, to cover our operating costs. There are no assurances that we will ever generate significant revenue or ever achieve profitable operations.

If we fail to develop a marketing plan, sales of our pulse oximeters will be Negatively impacted
        Although we have generally determined that our marketing plans will consist of distributor and direct sales, we have not specifically determined how we will implement those plans. If we fail to develop a marketing plan, sale of our pulse oximeter product will be negatively impacted. Even if we develop a marketing plan, there are no assurances that it will be successful in generating sales of our product.

If we fail to develop assembly plans the quality of our products will be negatively impacted
        Our assembly plant is scheduled to be completed by approximately December 2000, however, we have not developed specific assembly plans for the assembly of our pulse oximeter in our to be constructed new assembly plant. If we fail to develop assembly plans, other aspects of our business will be negatively impacted, as follows:

_     Our ability to develop a quality assurance program
_ Our ability to efficiently manage costs in the assembly of our pulse oximeter or other future products
_ Our ability to efficiently and effectively make maximum use of our employees

Masimo has already granted licenses of its signal extraction technology to other companies which puts us at a competitive disadvantage
        Masimo has always maintained a business strategy of commercializing its Signal Extraction Technology by granting licenses of this technology to medical device manufacturers or distributors. For instance, Masimo has granted licenses to the following established medical monitoring device companies that have substantially greater assets and financial resources than us:

-    Zoll, a company  based in the United States
-    Protocol, a company  based in the United
     States
-    Drager,  a company  based in Germany
-    GE-Marquette,  a company  based in the United  States
-    Data  Scope,  a company  based in the  United  States
-    NEC,  a company  based in Japan
-    GS  Electromedizinische  Gerate,  a  company  based in Germany

        Although none of these companies have added Masimo's Signal Extraction Technology to a stand-alone portable pulse oximeter like our VitalSAT pulse oximeter, these companies have added this technology to their existing products. In doing so, Masimo has made the Signal Extraction Technology readily available to hospitals, clinicians, and physicians and to other venues servicing medical patients. Over thirty companies in the United States, Europe, and Japan have licensing agreements with Masimo. Several of these companies already have

                                        6

long-standing  relationships  with  Masimo  and have  developed  products  using
Masimo's Signal Extraction Technology. Moreover, under the terms of our agreement with Masimo, Masimo may grant these licenses to an unlimited number of companies that could cause increased competition.

        In contrast, we are in the initial stages of our agreement with Masimo, we have no distribution agreements, and we have just completed the development of our prototype pulse oximeter. Accordingly, we must successfully implement our development, marketing, and distribution plans to become competitive.

Because our business is overly dependent upon Masimo, any material change in our relationship or agreement with Masimo will negatively impact our business
        Our continued existence is dependent upon Masimo. Because a crucial component of our VitalSAT pulse oximeter is Masimo's Signal Extraction Technology, the development and promotion of our product is dependent upon Masimo's continued participation. Should a change in our control occur, our Agreement with Masimo might be negatively affected, including possible breach of contract claims against us. Should Masimo breach its agreement with us and stop supplying us with their Signal Extraction Technology computer boards, we will be unable to assemble any further products. Should Masimo become insolvent and incapable of producing computer boards used in our pulse oximeter, our business will cease to exist.

We are subject to intense competition which may impact our ability to achieve profitable operations
     The medical device industry is subject to rapidly evolving technology and increased competition. Nellcor Puritan Bennett of Orlando, Florida occupies about 80% of the pulse oximeter market and is a dominant player in the pulse oximeter market. Ivy Biomedical is one of three manufacturers that have incorporated Masimo's Signal Extraction Technology in the manufacture of a stand-alone pulse oximeter. These companies may have the following competitive advantages regarding their pulse oximeters and other medical monitoring devices:

   - More established distribution networks
   - More competitively priced products
   - Better quality and performance
   - More financial and technological resources to devote to research and development
   - Technological and marketing advantages.

        In addition, Masimo is currently developing its own stand-alone pulse oximeter, known as the "Radical."

        If we are unable to overcome these competitive advantages, we will generate few sales of our pulse oximeters and our ability to achieve profitable operations will be negatively impacted.

If we fail to obtain distribution agreements, sales of our pulse oximeter will be negatively impacted
        We now have only one confidential distribution agreement for our initial product. We have no agreements for any other possible future products. We may encounter difficulties in securing other distribution

                                        7

agreements. Although we have generally developed our methods of distribution, we have not developed a specific plan to implement them. In contrast, our competitors, such as Nellcor, have a substantial distribution network. If we fail to adequately develop a distribution network, we will not generate sufficient sales to become profitable.

If we do not use a system of quality assurance in our assembly process, our pulse oximeters will not perform to industry expectations
        If each step in our assembly process is not compliant with acceptable standards of quality assurance, the performance of our VitalSAT pulse oximeter will be compromised. Because Masimo's Signal Extraction Technology will be a crucial component of our VitalSAT Pulse Oximeter, if we do not use quality assurance in integrating that technology to our remaining components, our entire unit will not function properly. Currently, we do not have a specific quality assurance plan to be implemented in our assembly process. If we fail to develop or implement a quality assurance plan to our assembly process, our pulse oximeters will not perform properly and our reputation for providing quality products will diminish or never be developed.

If our completed pulse oximeter does not perform to industry standards, it will become obsolete
        We have not determined whether the completed prototype product will perform to industry standards. If our product does not perform to industry expectations, it will not be accepted into the marketplace as a reliable patient monitoring device. If our completed product does not exceed the performance of conventional pulse oximeters, our product will become obsolete. In addition, should the industry standard increase to a level which our prototype product does not perform, our product will become obsolete.

Cost saving measures by managed health organizations may negatively impact potential sales of our pulse oximeters to these organizations
        The North American population is increasingly dependent upon managed care organizations. If managed care organizations continue to grow and/or consolidate, these organizations may seek cost-saving measures such as decreasing the use of newly developed patient monitoring devices with new technology or additional functions, in favor of conventional devices that may possibly be obtained at less expensive prices. This development would have a negative impact upon the sales of our pulse oximeters.

Because our licensing agreement with Masimo requires us to use Masimo's product designation on the front of our pulse oximeters, we may be unable to develop and promote our own brand name
        Our purchasing and licensing agreement with Masimo requires us to affix the Masimo label to our products. Our distributors may want to affix our company name on our pulse oximeter; however, they will not be required to do so, in which case the distributor's name will appear, while our name will not appear. In other cases, distributors may choose Masimo's name to appear on our products, to the exclusion of our company name. If distributors choose not to use our name, it limits our ability to develop recognition of our company name and reputation.

                                        8

Our agreement with Masimo limits our ability to enter into agreements or arrangements with other technology companies that could offer us technology superior to Masimo's technology
        Our purchasing and licensing agreement with Masimo requires that our products exclusively use Masimo's Signal Extraction Technology. In addition, the agreement requires that after the third year of the agreement our products using this technology will make up at least 80% of our annual patient monitoring product shipments. Because of these limiting provisions, if other companies produce superior technologies to Masimo, we will be unable to use these technologies in our products which could cause our competitors to have a competitive advantage over us.

If we fail to diversify our product line, we will be at a competitive and technological disadvantage
      As we become more established in the assembly of our pulse oximeters, we will be under increased market pressure to develop and/or acquire new products or develop technological enhancements to our existing products. If we devote too many financial resources to the development, assembly, and promotion of our pulse oximeters, at the expense of research and development of new medical testing devices, our business may be overly concentrated in one product. Other companies that are partners with Masimo have begun development of other medical monitoring devices, other than the pulse oximeter, using the Signal Extraction Technology. These companies will have technological advantages over us in developing new products.

Our use of Masimo's signal extraction technology may subject us to possible patent infringement claims that could result in damage awards against us and/or limit our ability to use or sell our pulse oximeters
        Masimo has sued Nellcor for infringement of its Signal Extraction Technology patent and Nellcor has counterclaimed against Masimo and Ivy Biomedical for infringement of patents held by Nellcor. If Masimo is found to have infringed on Nellcor's patent, Masimo may no longer be able to sell their Signal Extraction Technology computer boards. Should that event occur, we will be unable to assemble our products. In addition, if we were to be sued for money damages for any such patent infringement, and we were not successful in defending such a claim, and we were ordered to pay money damages, our financial condition would be negatively impacted.

Our line of credit facility with Enterprise P.E.I. Imposes restrictions that may limit our ability to manage and/or structure our debt and corporate expenditures and other finances
        Our line of credit from Enterprise, P.E.I., a Prince Edward Island government agency, requires the agency's written consent if we wish to make certain expenditures. For instance, if we wish to make any loans or advances to shareholders or affiliated companies or grant corporate loan guarantees, we must obtain the agency's written consent. Enterprise PEI also requires its written consent if we wish to make dividend payments to our shareholders or bonuses to our directors. These conditions limit our ability to structure our corporate finances and affairs in a manner that may be advantageous to our corporate affairs and development.


ITEM  4.     USE  OF  PROCEEDS

        We will not receive any proceeds from the sale of securities by the holders of the securities.

                                        9


ITEM  5.     DETERMINATION  OF  OFFERING  PRICE

        We will not make this determination. The holders of the securities will be able to determine the price at which they sell their securities.


ITEM  6.     DILUTION

        Since we are not offering or registering shares at a specific price, we are unable to calculate dilution.


ITEM  7.     SELLING  SECURITY  HOLDERS

        The securities are being sold by the selling security holders named below. The table assumes that all of the securities will be sold in this offering. However any or all of the securities listed below may be retained by any of the selling security holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling security holders upon termination of this offering. We believe that the selling security holders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities.

Name                 Relationship    Amount          Amount          Percentage
                     With Issuer     Beneficially    Beneficially    Owned
                                     Owned Prior to  Owned           After
                                     Offering        After Offering  Offering is

                                                                        Complete

3006760 Ontario Inc.                           20,000               0
503124 Ontario Ltd.                           108,715               0
Bob Anderson                                      834               0
Atlantis Capital                               16,687               0
Corp.
Nick Auciello                                   6,667               0
James Aw                                       20,000               0
Pamela K. Beer                                    500               0
Marlon Brand                                    4,000               0
Ronald B. Brown                                   834               0
C&T Co, Inc.                                   80,000               0
Frank Cango                                       667               0
Steve Chafetz                                   6,667               0
Bob Chaudhuri                                   5,000               0
Ken Coe                                           667               0
Marc Comjean                                   23,334               0


                                       10

Courtice Investments                          150,000               0
Inc.
D. Bond Investments                             6,667               0
David Cravit                                   10,000               0
Amy G. Crosby                                 150,000               0
Michael Curtis                                 41,285               0
Kathy Deamics                                     867               0
Deborah Dublack                                12,000               0
Elgin Investments     Investor              1,600,000               0         0
Don Fenn                                       20,000               0
Finlay Investment
Consulting            Investment            1,000,000               0         0
                      Relations  Sub-
                      Contractor

David Fletcher                                 20,000               0
Tony Flynn                                     20,000               0
David Frattaroli                               10,000               0
Louis Gallo                                     7,048               0
Jay Gemma                                      16,667               0
Matthew Glac                                    3,000               0
Alan Grant                                     60,000               0
Brenda Hamilton                                25,000               0
Lucy Harris                                     6,667               0
El-Ann Hines                                      334               0
L.J. Hines                                        334               0
Lauren Hines                                      834               0
Mark Hines                                        334               0
Nadine Hines                                      834               0
Collin Hong                                    10,000               0
Alex Johnston                                  10,000               0
Nicolia Kartsonas                               1,000               0
Alex Kennedy                                   20,000               0
William Kennedy                                 6,826               0
M.G. Kennedy                                   10,000               0
Tan Hi Kim                                      3,816               0
W.E. King                                         834               0
Martin Laelante                                10,000               0
Annie Lee                                       2,151               0
Ben Leung                                       1,334               0
Peter Lockey                                      667               0


                                       11

Liane Lueck                                       667               0
Norma Marrone                                  16,667               0
Michael Martin                                    839               0
Nora Marjorie                                     342               0
Martin
Teresa Melo                                     1,667               0
Jesse Moore                                       334               0
Stewart Murray                                  2,000               0
Diane Nemis                                    50,000               0
Mary Ann Neshevica                             20,000               0
Don Paradiso                                   25,000               0
Joseph Perrault                                 6,667               0
John Pignatelli                                 4,000               0
Lynn Pignatelli                                40,000               0
Paul Pignatelli                                36,000               0
Karen Pohl                                      6,667               0
Ruth Reisman                                    6,667               0
Gavin Riches                                  793,098               0
Romz International                            200,000               0
Co.
Lissette Rozon                                    834               0
Irnre Sarvari                                  10,000               0
Jules Sarvari                                   2,000               0
Guy Schierau                                   20,000               0
Ship Island           Investor              2,719,811               0         0
Investments
Nikolic Slobodan                               80,000               0
Terrence Edwin                                    475               0
Staples
Peter Stein                                    60,000               0
Swift Enterprises                              72,000               0
Inc.
Harry Tan                                       5,239               0
The Imerax Group                               25,667               0
Frank Ursoleo                                     667               0
George C. Valeri                                5,000               0
Delia Bowman                                      382               0
Wach


                                       12

Dr. Ed White                                    1,000               0
Fern White                                        334               0
David B. Williams                               7,000               0
Lily Lau Chui Ying                                954               0
Silvano Zacchigna                              30,000               0
Jerry Zadyko                                    2,000               0
Dimitri Zolotoreu                               8,000               0
Total                                       7,795,049               0



ITEM  8.     PLAN  OF  DISTRIBUTION

        The securities offered by this prospectus may be sold by the selling security holders or by those to whom such shares are transferred. We are not aware of any underwriting arrangements that have been entered into by the selling security holders. The distribution of the securities by the selling security holders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions, privately negotiated transactions or through sales to one or more dealers acting as principals in the resale of these securities.

        Any of the selling security holders, acting alone or in concert with one another, may be considered statutory underwriters under the Securities Act of 1933, if they are directly or indirectly conducting an illegal distribution of the securities on behalf of our corporation. For instance, an illegal distribution may occur if any of the selling security holders were to provide us with cash proceeds from their sales of the securities. If any of the selling shareholders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

          In addition, the selling security holders and any brokers and dealers through whom sales of the securities are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

          The selling security holders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by such selling security holders, the pledge in such loan transaction would have the same rights of sale as the selling security holders under this prospectus. The selling security holders also may enter into exchange traded listed option transactions which require the delivery of the securities listed under this prospectus. The selling security holders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other

                                       13

transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling security holders under this prospectus.

          In addition to the above, each of the selling security holders and any other person participating in a distribution will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling security holders or any such other person.

          There can be no assurances that the selling security holders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations of the Securities Exchange Act of 1934, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one or five business days prior to the commencement of such distribution.

          All of the foregoing may affect the marketability of the securities. Pursuant to the various agreements we have with the selling security holders, we will pay all the fees and expenses incident to the registration of the securities, other than the selling security holders' pro rata share of underwriting discounts and commissions, if any, which is to be paid by the selling security holders.

          Should any substantial change occur regarding the status or other matters concerning the selling security holders, we will file a Rule 424(b) Prospectus Supplement disclosing such matters.


ITEM  9.     LEGAL  PROCEEDINGS

          We are not aware of any pending or threatened legal proceedings, in which we are involved.


ITEM  10.    DIRECTORS,  EXECUTIVE  OFFICERS,  PROMOTERS,  AND  CONTROL PERSONS


Directions And Executive Officers.

     Our Bylaws provide that we may have the minimum number of directors allowable by law. Delaware Corporate Law provides that a corporation must have at least 1 director. Vacancies are filled by a majority vote of the remaining directors then in office. Our directors and executive officers are as follows:

                                       14

Name            Age        Position
--------------  ---  --------------------

Kenneth Legere   53  President & Director
Sean Flanigan    35  Secretary & Director
Wayne Weber      41  Treasurer & Director

          Each director will serve until our next annual shareholders' meeting to be held at an undetermined date or until a successor is elected who accepts the position. Directors are elected for one-year terms. Our officers will be elected by the Board of Directors at their first meeting following the annual shareholder meeting each year.

     Kenneth R. Legere, our president, chief executive officer and director, served seventeen years in the Canadian Armed Forces as a Medic, pharmacist, x-ray technician, and laboratory technologist from 1969 to 1988. >From 1981 to 1983, Mr. Legere completed biomedical engineering training at the NATO learning institution, the U.S. Army Medical Equipment and Optical School, and Fitzsimmon Army Medical Center. From 1988 to 1998, Mr. Legere, acted as the sole Canadian distributor of Schiller AG's life sciences equipment. Schiller AG is a Swiss company.

     Sean Flanigan, our vice president, chief operating officer and director is an attorney licensed to practice law in the Province of Ontario. He graduated from Carleton University (Ottawa) with a Bachelor of Arts degree in June of 1987. After graduation he studied economics at Carleton University and enrolled in the University of Ottawa Law School from which he graduated in 1991. He was admitted to the bar of Ontario in February of 1993 and practiced law as a partner of the firm Tavel & Flanigan from September 1993 through December of 1999. Mr. Flanigan was the incorporator of the Ontario Corporation that we acquired in January of 2000 and he joined our board of directors and became our chief operating officer as of the date of the merger.

     Wayne Weber, our vice president, chief financial officer and director is a Chartered Accountant licensed to practice in the Province of Ontario. He graduated from the University of Ottawa with a Bachelors of Administration in 1981. After graduation he articled with a Grant Thornton International affiliate and became a Chartered Accountant in 1985 and member of the Public Accountants Council for the Province of Ontario in 1986. Wayne continued to climb through the ranks within the public accounting firm and was admitted to partnership in January 1998 where he continued to work until joining Island Critical Care Corp.

Significant Employees.
          Other than those persons mentioned above, we have no significant employees.

                                       15

Family Relationships.
          There are no family relationships among our officers, directors, or persons nominated for such positions.

Legal Proceedings.
          No officer, director, or persons nominated for such positions and no promoter or significant employee of our Company has been involved in legal proceedings that would be material to an evaluation of our management.


ITEM  11.    SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL OWNERS AND MANAGEMENT

          The following tables set forth the ownership, as of January 18,2000, of our common stock (a) by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, and (b) by each of our directors, by all executive officers and our directors as a group. To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.


Security Ownership Of Certain Beneficial Owners.



Title of Class  Name and Address    # of Shares  Nature of Ownership  Current %
                                                                           Owned

-------------  ------------------    ---------   ----------------  -------------
Common          Finlay

                Investment Consulting        1,000,000  Direct              5.5%
Common          Elgin
                Investments                  1,600,000  Direct             8.83%
Common          Ship Island Investments      2,719,811  Direct            15.03%

Common          10,000 Del., Inc.           10,164,398  Direct            56.15%

10,000 Del Inc. is an affiliate corporation, which is controlled by Kenneth Legere, Wayne Weber and Sean Flanigan. The shares owned indirectly by Kenneth Legere, Wayne Weber and Sean Flanigan through 10,000 Del Inc. are indicated below. However, none of the shares owned by 10,000 Del., Inc. are being registered under this prospectus. In addition it should be noted that the shares of Finlay Investment Consulting and Elgin Investments are being registered pursuant to this prospectus.




Security Ownership Of Management.



Title of Class  Name and Address  # of Shares  Nature of Ownership  Current %
                                                                           Owned

-------------  ---------------  -----------  -------------------  --------------

Common          Kenneth Legere      10,164,398 Indirect through
                                               10,000  Del. Inc.          34.08%
Common          Sean Flanigan       10,164,398 Indirect through
                                               10,000  Del. Inc.           8.29%
Common          Sean Flanigan            1000  Direct                      0.01%
Common          Wayne Weber         10,164,398 Indirect through
                                               10,000  Del. Inc.          12.15%
--------------  ---------------  -----------  ------------------  --------------
Total                               10,165,398                            54.53%


                                       16

Changes In Control.
          There are currently no arrangements, which would result in a change in our control.


ITEM  12.    DESCRIPTION  OF  SECURITIES

          The following description is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

Common  Stock.
General.
          We are authorized to issue 50,000,000 shares of common stock with a par value of $.001 per share. As of June 30, 2000, there were 18,101,000 common shares issued and outstanding. All shares of common stock outstanding are validly issued, fully paid and non-assessable.

Voting Rights.
          Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of common stock holding, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Dividend Policy.
          All shares of common stock are entitled to participate proportionally in dividends if our Board of Directors declares them out of the funds legally available. These dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business. Any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors. In addition, our agreement with Prince Edward Island forbids our payment of dividends while any loan amount is outstanding, unless we receive specific written consent from the Prince Edward Island government. Therefore, there can be no assurance that any dividends on the common stock will be paid in the future.

Miscellaneous Rights And Provisions.
          Holders of common stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of our dissolution, whether voluntary or involuntary, each share of common stock is entitled to share proportionally in any assets available for distribution to

                                       17

holders of our equity after satisfaction of all liabilities and payment of the applicable liquidation preference of any outstanding shares of preferred stock.

Shares  Eligible  For  Future  Sale.
       The 7,795,049 shares of common stock sold in this offering will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our "affiliates", which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

          In general, under Rule 144 as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for two years may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

          Further, Rule 144A as currently in effect, in general, permits unlimited resales of restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least$100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows our existing stockholders to sell their shares of common stock to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to non-affiliates do not lose their status as restricted securities.

          As a result  of the  provisions  of Rule  144,  all of the  restricted
Securities could be available for sale in a public market, if developed, beginning 90 days after the date of this prospectus. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.


ITEM  13.    INTEREST  OF  EXPERTS  AND  COUNSEL

          Our Financial Statements for the period from inception of our predecessor to March 31, 2000 and September 30, 2000 have been included in this prospectus in reliance upon Rotenberg & Co., independent Certified Public Accountants, as experts in accounting and auditing.

                                       18


ITEM 14. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

          Insofar  as   indemnification   for  liabilities   arising  under  the
Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issues.


ITEM  15.    ORGANIZATION  WITHIN  LAST  FIVE  YEARS

     Our company was established in Delaware on December 15, 1999 and then merged with two other companies, one from Florida and one from Ontario, Canada. Prior to the merger, in December 1999, Island Critical Care Corporation, the Ontario Corporation, sold a total of 2,988,098 shares of common stock to one investor; Marmaid Development Corporation which was established under the laws of Ontario, Canada in connection with a Canadian private placement, for cash consideration totaling $1,113,491 in United States dollars. As part of this private placement, Island Critical Care Corporation, the Ontario Corporation, also issued an additional 876,000 shares in exchange for a note receivable in the amount of $292,015 which is due on November 30, 2000. Subsequently, Marmaid was dissolved and the assets were distributed to its shareholders; the largest of which was Elgin Investments. Elgin Investments received 1,600,000 shares of Island Critical Care Corporation, the Ontario Corporation, of the total 3,864,098 shares of common stock sold to the investors in the Canadian private placement. Elgin Investments' total investment in the Canadian private placement was $550,960 in United States dollars of which $258,945 was in cash and $292,015 was by way of a note receivable due November 30, 2000. In connection with that private offering, Island Critical Care Corporation, the Ontario Corporation, also issued 1,000,000 shares of its common stock to Finlay Investments, for services valued at $340,000. The investors in the Canadian private placement received warrants to purchase an additional 747,025 shares of Island Critical Care, Ontario Corporation's common stock. As of December 31, 1999, these warrants remained outstanding. These warrants, if exercised, will result in the issuance of 747,025 shares of our common stock. The warrants may be exercised over a two-year period. The warrants are exercisable in the first year at US $
0.68 per share and at US$ 1.02 per share in the second year.

          In December 1999 and prior to the merger, 10,000 Delaware, Inc., a corporation owned by our president, Kenneth Legere, provided Island Critical Care Corporation, the Ontario Corporation , with $6,145 of legal and incorporation expenses to affect the incorporation of the Island Critical Care Corporation, the Ontario corporation. 10,000 Delaware, Inc. received 6,164,398 shares of Island Critical Care Corporation, the Ontario corporation, as consideration for the payment of these expenses.


ITEM  16.    DESCRIPTION  OF  BUSINESS

Business  Development.
          We were  incorporated in Delaware on December 15, 1999 for the purpose
of  developing,   assembling,   and  distributing   patient  monitoring  devices
worldwide. On December 22, 1999, we merged with Island Critical Care Corp.,

                                       19

an inactive Florida corporation. Island Critical Care, Florida, was originally incorporated on March 15, 1996 under the name 9974 Holding, Inc., but changed its name from 9974 Holding Co., to Ontario Midwestern Railway Company, Inc., and then to Midwestern Railway Company, prior to their merger with us. In the merger transaction, we exchanged our shares with Island Critical Care Florida in a 1 for 1 exchange of common stock. Following that transaction, we emerged as the surviving entity. On January 13, 2000, we merged with Island Critical Care Corporation, an Ontario corporation. In this transaction, we exchanged our shares with the Ontario incorporated Island Critical Care Corporation in a 1 for 1 exchange of common stock. We emerged as the surviving entity. We acquired the Ontario incorporated Island Critical Care Corporation, because we wanted to purchase its licensed technology, cash, financial incentive agreements and research and development of its pulse oximeter prototype.

          We have operated as a development stage company since our inception. We have devoted all our efforts to financial planning, raising capital, research and development, and development of our assembly plant. We have never been the subject of any bankruptcy or receivership. We have had no operations to date.

          In our merger with the Ontario incorporated Island Critical Care, we acquired the right to incorporate Masimo's Signal Extraction Technology in medical devices we plan to develop. We are in the process of developing a medical device using this technology. We completed the development of our VitalSAT pulse oximeter on or about the end of October 2000.

Principal  Products  And  Services.
          We currently have one prototype product, the VitalSAT pulse oximeter. We publicly announced this product under the product name ATO2M2000 Pulse Oximeter on June 26, 2000 at the World Congress of Pediatric Intensive Care in Montreal, Canada. On August 21, 2000 we changed the name of our product to the VitalSAT pulse oximeter. We have presently commenced production of the sub-component parts of this product and anticipate delivery of the first completed VitalSAT pulse oximeter in approximately December, 2000.

          The planned operation and assembly of our product, the VitalSAT pulse oximeter, which is a medical device for gathering patient information, is as follows:

          We plan to obtain Masimo's computer board and sensors that will collect and interpret concentration of oxygen in the bloodstream which will then be delivered to the user through a display panel and alarms. The VitalSAT pulse oximeter is a delivery device for patient information.

        We will directly be involved in providing the following functions to our pulse oximeter:
-     Product Design
- Collecting data on the user opinion of the pulse oximeter and making necessary modifications to the product and the original design, if necessary, and incorporating those changes, if necessary, into future models of the pulse oximeter
-     Storage of patient data
-     Organization of patient data
-     Delivery  of patient data
-     Display of data in:
-     Real time (occurs at the moment of measurement)
-     Historical Trending
-     Constant patient monitoring that displays


                                       20

       blood oxygen levels by plotting real time measurements against a 48 hour period
-      Alarm Results
-      Alarm sounds if blood  oxygen level  reaches a level below normal
-      Historical Readings
- providing a memory of real time readings for a single patient for up to ten days of continuous monitoring.

          Our pulse oximeter is a medical measurement and storage device that is attached to a patient via a cable and sensor applied to a finger, toe, across the bridge of the nose or an ear lobe. The device measures the concentration of oxygen in the blood stream as well as the heart rate measured in beats per minute. The oxygen is measured with an infrared light signal, which the probe emits and then picks up and transmits to the oximeter unit through the cable. A numerical read-out of blood oxygen saturation and pulse rate is displayed for diagnostics purposes. Pulse oximeters are used year round in operating rooms, intensive care units, emergency room; ambulances, air transportation units, clinics, respiratory care units, and home care programs.

          We have a licensing agreement with Masimo Corporation, the manufacturer of a Signal Extraction Technology board and pulse oximeter sensors, providing us with the right to use their patented technology in a stand alone pulse oximeter for ten years commencing in May of 1998. We need to enter into a leasing agreement with the owner of the to be constructed assembly plant and develop our marketing division. We hired a Vice President of Sales and Marketing, Colin Marr, as of July 24, 2000 and Mr. Marr is presently developing our marketing division.

          Conventional pulse oximetry has been used for years in the patient monitoring market. Conventional pulse oximeters are susceptible to inaccuracies in oxygen saturation measurement as a result of interference caused by movement of the patient or electronic devices in close proximity to the patient. Conventional pulse oximeters do not use Masimo Signal Extraction Technology or any similar technology to reduce and/or eliminate inaccuracies and as such continue to present clinical inaccuracies due to their sensitivity to such interference and low levels of blood flow. Masimo's Signal Extraction Technology is designed to reduce and/or eliminate the inaccuracy and interference caused by patient movement. The results of various clinical tests using pulse oximeters with Masimo's Signal Extraction Technology have shown this technology to be effective in reducing the effects of electronic interference.

          On June 9, 1999, Masimo received 510(K) clearance from the Food and Drug Administration to extend the application for use of its Signal Extraction Technology to include conditions of patient motion and patients with low blood oxygen levels on all patient populations. Masimo was also cleared for accuracy specifications under these conditions.

In order to sell its signal extraction technology, or any medical device, Masimo was required to apply to the United States Food and Drug Administration for 510(k) clearance based upon statutory criteria found in the Federal Food, Drug and Cosmetic Act. These criteria include the level of risk that the agency determines is associated with the device to be registered. Devices determined to pose relatively less risk are placed in either class I or II, which requires the manufacturer to submit a premarket notification requesting 510(k) clearance, unless an exemption applies.

Masimo has submitted seven 510(k) notices covering the Masimo signal extraction technology board and sensors. Masimo received clearance from the agency in February 1997 for its SET MS-1 pulse oximeter and accessories, in January 1998 for Masimo SET MS-1P pulse oximeter and accessories with claims for accuracy during patient motion, and in June 1999 for the Masimo SET 2000 pulse oximeter and accessories with accuracy claims during motion and low perfusion. Accordingly Masimo is permitted by the United States Food and Drug Administration to sell its medical technology in the United States for the stated purpose of gathering patient information in situations where the patient is moving or has a low degree of oxygen in their blood. Without this approval the Masimo technology could not legally be sold in the United States.




Distribution.
        We will employ three methods of distribution:

-     Enter into distribution agreements with other medical device distributors


                                       21

      granting exclusive distribution rights to our products within geographically defined areas.
- Enter into non-exclusive agreements that will require distributors to assume additional cost for entering into non-exclusive arrangements with us.
- Marketing our products through our website to end users, such as hospitals, distributors, and HMOs.

          From January 1, 2000 to approximately the middle of July, 2000 we had no distribution agreements. In July, 2000 we signed one confidential distribution agreement whereby a distributor has sought exclusive distribution rights for the VitalSAT pulse oximeter in Iran and the United Arab Emirates. The completion of sales to Iran is governed by the Office of Foreign Asset Control, a department of the Department of the Treasury. All sales of goods to Iran must be approved by that office. We have also received an order from that same distributor for the purchase of 1200 of our VitalSAT pulse oximeter to be delivered over a twelve month period commencing in October of 2000. We have created a website to market our products and provide information about our company but this website is presently unfinished and it may never be finished. This web site is hosted by IslandTel on Prince Edward Island, Canada. The address for the website is www.spo2.com.

          Originally we planned to visit several potential distributors during May and June, 2000 to negotiate possible distribution agreement. However as the VitalSAT pulse oximeter was not market ready we rescheduled those efforts for September and October, 2000 to explore and negotiate additional distribution agreements.

New  Products  Or  Services.
          We currently have no new products or services announced to the public. Although we generally plan to develop other medical monitoring devices using Masimo's Signal Extraction Technology, we now have no specific proposed products or plan to develop prototypes for these products.


Competitive Business Conditions.

We face competition from 3 fronts:

Companies that manufacture traditional pulse oximeters without artifact reduction component
     Companies, such as Nellcor, manufacture conventional pulse oximeters used in the market. Although these pulse oximeters are not equipped with the artifact reduction technology such as Masimo's Signal Extraction Technology, they are still used by the full spectrum of medical facilities.

Companies that manufacture high end monitoring systems with artifact reduction component
     Companies such as Atom of Japan and Schiller AG of Switzerland, manufacture high end monitoring systems composed of large rack mounted systems that use Masimo's Signal Extraction Technology. These high-end units are used in operating rooms and intensive care units.

     One of the competitive business conditions we face is those competitors who have licensed the same technology from Masimo and have then incorporated this technology into their large-scale patient monitoring systems. These systems, which incorporate many different types of invasive and non-invasive patient measurements, are used almost exclusively in operating rooms and in intensive care units. Where these items are used to the exclusion of stand-alone pulse oximeters they create competitive forces against us. Where these units are too costly or physically too large for the hospital to accommodate, they do not create competitive forces for the Company producing the larger scale patient monitoring devices.

Companies that manufacture stand alone pulse oximeters with artifact reduction component
      Our greatest competition will come from companies that manufacture or market a stand-alone pulse oximeter using Masimo's signal Extraction technology, similar to our own proposed product, as follows:
- Masimo has introduced its own stand-alone pulse oximeter using their Signal Extraction Technology, the Radical.
- Ivy Biomedical and Quartz Corporation manufacture pulse oximeters that use Masimo Signal Extraction Technology.
- Atom manufactures a stand alone pulse oximeter incorporating Masimo's Signal Extraction Technology and sells this product in Japan.

                                       22

- Nellcor, the market leader in pulse oximeters, has developed an artifact reduction technology named Oxismart, which it has incorporated into its own stand-alone pulse oximeters.

       We believe that our product will be competitive to those already on the market because it will offer:
-      greater user  functions such as ten day storage of patient data,
-      compilation of ten days of continuous trends of patient data,
-      more easily viewed numerical displays for use in low light  environments,
-      greater  battery  life,  shorter battery charge time,
-      multilingual  menus,
-      user friendly designed case and,
- ease of conversion of units from North American to European electrical currents.

        In addition we intend to offer our product for sale to distributors at a lower price than the competition. There is no assurance that our greater user functions and our lower prices will make us competitive with our competitors.

          To compete effectively we plan to establish relationships with several companies located in North America, Europe, Australia and Japan. We will attempt to market our VitalSAT pulse oximeter as a user friendly and cost efficient pulse oximeter that can be used worldwide. Our Vice President, Marketing and Sales will screen and select appropriate partners who have proven track records of sales within their geographic markets with a view to signing distribution agreements so that they may then sell the VitalSAT pulse oximeter. As we enter into agreements with distributors who will have to agree to quarterly minimum orders, we will attempt to achieve our sales and revenue goals. There are no assurances that any of these plans will occur or succeed.

Sources  and  availability  of  raw  materials.
     As of the date of this prospectus, we have raw materials and suppliers of components. As of June 15, 2000 we commenced manufacture of sub-components to be assembled as the final commercial version of the VitalSAT pulse oximeter. We have purchase orders for our parts for our VitalSAT pulse oximeters from the companies listed below. We may continue to use these companies as our suppliers when we begin our assembly of our VitalSAT pulse oximeter; however, there is no assurance that these companies will enter into supplier agreements with us. The following is a description of the parts we have purchased from these companies:

     Apollo  Display  Technologies,  Inc.  -  Distributor

-    A display screen module manufactured by Optrex.

- A part manufactured by NEC that generates the power required to light the display screen module's screen.

     Arrow/Bell  Components  -  Master  Distributor

- A memory chip, manufactured by Micron Technology. This chip is a type of memory that keeps its information even when power is removed. This memory is used by the VitalSAT pulse oximeter to store the patient information for a period of up to ten (10) days.

- A part manufactured by Corcom that acts to protect the VitalSAT pulse oximeter and its user from electrical discharge. This part is designed to meet all the required medical specifications in North America and Europe.

                                       23

- A power regulator manufactured by Linear Technology . Its function is to generate the right amount of power for charging the internal battery.

     California  Micro  Devices  -  Manufacturer

- A computer chip that lowers that the amount of energy that escapes from the VitalSAT pulse oximeter during operation of its front panel keypad. It also protects the VitalSAT pulse oximeter from any electrical interference.

     Cantec  Systems  Ltd.  -  Manufacturer

- A battery. We use five (5)of these batteries in the VitalSAT pulse oximeter that can operate the unit for up to 4 hours.

   Coilcraft  -  Manufacturer

- A miniature coil used within the VitalSAT pulse oximeter that acts as an internal surge protector.

     Component  Distributors  Inc.  -  Manufacturer's  Representative

- A red numeric display. This is used to display the percentage of oxygen in a patient's blood.

-     A green numeric display. This is used to display the patient's heart rate.

     GGI  International  -  Manufacturer

-     This supplier provides the front panel keypad of the VitalSAT pulse


                                       24

      oximeter. This keypad will be used by the user to program the VitalSAT pulse oximeter as well as operate it, controlling such items as volume.

     Maxim  Integrated  Products  -  Manufacturer
- A computer chip used in the VitalSAT pulse oximeter to allow information to transfer from the oximeter to a computer.

- The computer chip used in the VitalSAT pulse oximeter to generate the power needed to control contrast on the display screen.

- A computer chip used in the VitalSAT pulse oximeter to power the red and green displays on its front panel.

     Pioneer  Standard  Canada  -  Distributor

- A one way circuit used to generate the power needed to control contrast on the display screen.

- A switch used to filter low-level signals within the VitalSAT pulse oximeter.

- A computer chip that is a microprocessor. It runs all the sections of the VitalSAT pulse oximeter.

- A computer chip that is manufactured by Analog Devices and it is used within the VitalSAT pulse oximeter in converting data to be displayed on the display panel.

- A computer chip that is manufactured by Fairchild Semiconductor and its function is to detect which key was pressed by the user.

                                       25

- A computer chip that is manufactured by National Semiconductor and its function is to measure the temperature inside the VitalSAT pulse oximeter.

- A switch manufactured by Silonex and used as a switch to turn on or off power in the VitalSAT pulse oximeter during its operations.

-     A crystal used for the operation of the control-processing unit.

-     A crystal used for the operation of the real time clock.

- A computer chip that is manufactured by National Semiconductor that is used to increase signals within the VitalSAT pulse oximeter.

- A computer chip that is manufactured by QT Electronics. It is used to communicate with the patient probe.

-     A surge protector manufactured by Siemens.

- A display screen manufactured by Optrex. It is used in the VitalSAT pulse oximeter to display all additional patient information.

- A memory chip, manufactured by Intel. This chip is a type of memory that keeps its information even when power is removed. This memory is


                                       26

      used by the pulse oximeter to store the patient functions for a period of up to 10 days.

- A computer chip used in the VitalSAT pulse oximeter to power the red and green displays on its front panel.

- A one way circuit used to filter low-level signals within the VitalSAT pulse oximeter.

- A control processing unit manufactured by Zilog that runs all the sections of the VitalSAT pulse oximeter.

     Protek  Devices  -  Manufacturer

- Surge protectors that can protect the VitalSAT pulse oximeter from electrical surges of up to 25,000 volts without any damage to the unit.

Customer  Base
          As of the date of this prospectus, we have one customer; however there is no assurance that we will be successful in establishing a broader customer base. We do not plan on being dependent upon one single or just a few customers.

Intellectual  Property
          At present, we do not have any trademarks, patents, royalty agreements, or other proprietary interest other than our proprietary interest in the Masimo Licensing Agreement. We may apply for a patent upon the VitalSAT pulse oximeter if it is determined that there is any proprietary technology in the VitalSAT pulse oximeter. At present we do not know if any patents would be granted for the VitalSAT pulse oximeter.

                                       28

Government  Regulation  Issues
          The VitalSAT pulse oximeter is classified as medical device under the Federal, Food, Drug, and Cosmetics Act administered by the United States Food and Drug Administration. This agency regulates the clinical testing, manufacture, labeling, sale, distribution and promotion of medical devices. Prior to introduction of our products into the market, as a manufacturer we must obtain market clearance through pre- notification or application process to the Food and Drug Administration. In addition, a manufacturer is required by the Food and Drug Administration to comply with current good manufacturing practices. If we fail to comply with these regulations, we may be subject to fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, and criminal prosecution. We have not yet made the necessary application to the Food and Drug Administration to pre-register the VitalSAT pulse oximeter as a medical device. We anticipate receiving FDA approval in April 2001.

     The VitalSAT pulse oximeter is classified as a medical device under the Therapeutic Products Act administered by Health Canada. This agency regulates the importation and sale of medical devices in Canada. Prior to introduction of our products into the market, as a manufacturer, we must obtain market clearance through pre- notification or application process to the Therapeutic Products Directorate. In addition, a manufacturer is required by Health Canada to comply with current good manufacturing practices. If we fail to comply with these regulations, we may be subject to fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, and criminal prosecution. We anticipate that in approximately December 2000, we will be making the necessary application to the Therapeutic Products Directorate to license the VitalSAT pulse oximeter as a medical device in Canada.

          The sale of products to sanctioned countries is governed by the Office of Foreign Asset Control, a department of the Department of the Treasury. If we seek to sell medical devices in countries which are the subject of sanctions by the government of the United States we must first obtain approval and licenses from the Office of Foreign Asset Control.

          The Atlantic Canada Opportunities Agency is an agency established and operated by the Federal government of Canada to provide economic incentives to companies to establish and operate businesses in economically depressed areas of Canada. Under the terms of the repayable contribution by the Atlantic Canada Opportunities Agency to us, we have certain reporting requirements. We are required to submit, at the Agency's request, status reports on the progress and results of the construction of the proposed leased facilities in Prince Edward Island. In addition, within 90 days at the end of each fiscal year we are required to furnish this agency with a copy of our financial statements.

          Under the terms of the line of credit we are eligible from the P.E.I. lending agency we are required to submit financial statements to the manner prescribed by our agreement with P.E.I.

        We will seek the following certifications for our operations and products:
   -  Canadian  Standards  Association  testing

   - Canadian Electric testing for sale of electrical component products in Europe

   -  International   Standards   Organization   9001  standards,   including  a
      performance audit of our operations.

   -  Underwriters  Laboratory  certification

   -  Food and  Drug  Administration  certification

     The International Standard Organization standard series was developed by the International Standards Organization of Geneva, Switzerland, a worldwide confederation of 90 countries. The standards were originally conceived to establish quality criteria for companies wishing to sell their products within the European Union. The standards promote operating efficiency, productivity, and cost-effectiveness in business and manufacturing. International Standards Organization ISO 9001 standards cover an organization's practices in the areas of product design, development, production, installation, and servicing.

                                       29

          Prince Edward Island is a Province within the federal structure of Canada. The Province of Prince Edward Island is empowered by the Constitution of Canada to regulate certain activities of businesses that operate within that Province such as minimum wages, occupational health and safety, employment standards, excise taxes, and private contractual relations. In addition, the federal government of Canada has constitutional jurisdiction to regulate interprovincial trade, income taxation, export and import taxation, excise taxation all of which will be applicable to the operations of the company, which are located within Canada.

          As a company established under the laws of the State of Delaware we will also be governed by the U.S. Federal Trading with the Enemy Act that precludes our company from selling our products to certain embargoed countries.

RESEARCH  AND  DEVELOPMENT.
          During the period from approximately December 15, 1999 until approximately April 28, 2000, our employees of Island Critical Care Corporation Ontario and Island Critical Care Corp. spent approximately 400 hours on research and development of the proposed VitalSAT pulse oximeter product. During the period from approximately December 1, 1999 to approximately December 31, 1999, in accordance with agreements between engineering companies and us, we spent $15,331 on research and development costs. This work consisted of engineering costs associated with the development of the oximeter prototype. We contracted on a time and materials basis with the following companies to design and develop the prototype:

Richard  Branker  Research,  Ltd.     $7758
Dabby  and  Associates,  Inc.         $7573

          In addition, our purchase of the Ontario based company, included their research and development beginning in mid-1997 until our acquisition of their company.

The research and development of our pulse oximeter proceeded, as follows:

Step  I  -  Purchasing And Licensing Agreement With Masimo:
   - Island Critical Care Corporation Ontario entered into a ten-year agreement whereby it acquired the licensing rights to use Masimo's patented Signal Extraction Technology. Upon the merger of the two companies we acquired the rights of the Ontario Corporation pursuant to its agreement with Masimo.

   - We acquired these licensing rights to:

        - Process information pertaining to blood oxygen saturation and patient heart rate.

        - To remove forms of outside interference in blood oxygen saturation measurements, such as electricity, light, and motion.

Step  II   Design Phase:

Signal  Extraction  Technology.
                During the period from December 1, 1999 and continuing to the date of this prospectus, a team of 6 engineers and 1 biomedical technician employed by Island Critical Care Corporation Ontario evaluated several different configuration designs for our prototype pulse oximeter. The work commenced by the Ontario Corporation continued after the merger in the surviving company.

                                       30

Evaluating The Signal Extraction Technology Computer Board.
     In December 1999, we constructed a working mini model computer assisted oximeter. To accomplish this we built our own power supply board, added our previously built microprocessor board, and generated a computer software program and completed integration of Masimo's Signal Extraction Technology computer board. We accomplished these tasks during the period from December 22, 1999 to January 28, 2000, and then had a fully operational large-scale prototype oximeter. In the period January 28, 2000 to April 28, 2000 our team of engineers worked to reduce the size of the original prototype by 50% and to enhance the overall design of the casing and thereafter to incorporate the component parts into the smaller design.

Design Of Additional Features.
        During the period from January 4, 2000 to March 20, 2000, we refined and designed the following special additional features we felt were important to end users of our pulse oximeter:

   - Large easy to see red and green LEDs to display oxygen and heart rate values

   -  User  friendly  menus  to  select  various  functions

   - Trending up to ten days by any amount of time such as hours and days. Trends are continuous oximeter readings that are stored in the flash memory chip on the microprocessor board permitting a physician or nurse to view trend graphs at anytime they wish

   - Language settings to permit users to select their preferred language in English, French, German, Spanish, Japanese, Portuguese or Italian

   - Reduction in size of unit, both electronically and mechanically, to make our pulse oximeter more portable and acceptable to world markets

   - Critical alarm settings of oxygen and heart rate values with settings for both high and low readings


Design Of Mechanical Components
        During the period from February 1, 2000 to March 6, 2000, we redesigned our previously built microprocessor board to add more powerful capabilities, as follows:

   - We coordinated the electrical components to our redesign and the new schematics we drew. We reconfigured our Central Processing Unit board by adding a new generation microprocessor and a 16-megabyte flash memory chip.

   - This new design would allow our pulse oximeter to accommodate more significant features and processes, more efficiently than our previous design.

   - This new process would also allow a significant reduction in size of the unit because we were able to use subminiature microchip technology.

                                       31

   - Our schematics were submitted to the Prism Corporation for production of our first 15 prototype boards. We received delivery of the boards on March 17, 2000.

   - We redesigned the power supply board schematics enabling us to add special features and reduce the size of the unit. A smart power supply capable of functioning over various AC/DC voltages.


Design Of Software

                The systems software we designed will be programmed in the flash memory of the Central Processing Unit board. This will allow the oximeter systems to communicate in real time the readings of the isolated patient interface into tabular data as well as into a graphic display. The readings will be displayed on a:

   -  Electro  Luminous  Display
   -  Blood  Oxygen  Saturation  Percentage

   -  Heart  Rate  Levels  on  large  light  emitting  diodes

                The software has been written. However, additional features and functions will be available to be incorporated through our software development by approximately December, 2000. This software pertains to the following additional features and functions:

   - Blood Oxygen Saturation percentage and heart rate trending for up to 10 days
   -  Language  changes
   -  Various  Alarm  Functions
   -  Nurse  Call  Function

                Although our development of these features and functions will be completed in approximately December, 2000 we will continually refine this software during approximately the next two years. These features and functions will be added to our pulse oximeter in response to the needs and requirements of companies that may purchase our pulse oximeter. We may make the software providing for these additional features and functions available by downloading it from the Internet; however, there is no assurance that this service will be available or that we will be successful in adding features and functions to our pulse oximeter in response to the needs and requirements of companies that may purchase the pulse oximeter.

Design  of  Mechanical  Portion

        During the period from approximately January 10, 1999 to approximately April 24, 2000, we designed the mechanical portion, which is comprised of the following:

   -  Composed  of  10  major  parts:
   -  3 custom  circuit  packs
   -  1 custom  membrane  assembly  also known as a front cover plate
   - 6 or more miscellaneous custom mechanical pieces to tool, evaluate and refine the mechanical side of the development

   - Our team evaluated several different configurations to meet users needs, such as flat or tall units, from a visual, physical, user interaction perspective.

   - Definition of internal components progressed alongside the creation of the overall unit concepts

                                       32

   - Detailed design of the plastic housings commenced for the newly formed design concept.

   - Industrial design, graphics design and user interface design worked together to close open items on function, shape, location, size, and color of all the external user elements.

   - Design verification of the physical/mechanical parts and integration of the software and hardware into the 15 prototypes being build will allow full unit experience.


Final Design And Testing

          Final design concerning all aspects of the VitalSAT pulse oximeter has been completed and all components to build the oximeter have been ordered. As of May 19, 2000 we had 15 finalized prototypes of the VitalSAT pulse oximeter. Some of these prototypes were be turned over to our evaluation team for testing while others will be provided to our marketing team who can begin showing our new unit to potential distributors. Once we have debugged our pulse oximeter we anticipate full-scale production to commence in December 2000. At or about the same time we anticipate commercial sale of our pulse oximeter product to the public. In December, 2000 we will apply for 510(k) approval from the Food and Drug Administration and we anticipate that we will receive such approval in April, 2001. There is no assurance that any of these assumptions are correct.

Environmental Law Compliance.
          Assembly of components for the completion of our pulse oximeter will not involve the discharge of environmental pollutants. Therefore, the extent which environmental compliance may be necessary, we do not anticipate any significant compliance expense.

Employees.
          Kenneth R.Legere, our president, chief executive officers and director, served seventeen years in the Canadian Armed Forces as a Medic, pharmacist, x-ray technical, and laboratory technologist from 1969 to 1988. From 1981 to 1983, Mr. Legere completed biomedical engineering training form the NATO learning institution, the U.S. Army Medical Equipment and Optical School, and Fitzsimmon Army Medical Center. From 1988 to 1998, Mr. Legere, acted as Schiller AG of Switzerland's sole Canadian distributor of their life sciences equipment.

     Sean Flanigan, our vice president, chief operating officer and director is an attorney licensed to practice law in the Province of Ontario. He graduated from Carleton University (Ottawa) with a Bachelor of Arts degree in June of 1987. After graduation he studied economics at Carleton University and enrolled in the University of Ottawa Law School from which he graduated in 1991. He was called to the bar of Ontario in February of 1993 and practiced law as a partner of the firm Tavel & Flanigan from September 1993 through December of 1999. Mr. Flanigan was the incorporator of the Ontario Corporation that we acquired in January of 2000 and he joined our board of directors and became our chief operating officer as of the date of the merger.

                                       33

          Wayne Weber, our vice president, chief financial officer and director is a Chartered Accountant licensed to practice in the Province of Ontario. He graduated from the University of Ottawa with a Bachelors of Administration in 1981. After graduation he articled with a Grant Thornton International affiliate and became a Chartered Accountant in 1985 and member of the Public Accountants Council for the Province of Ontario in 1986. Wayne continued to climb through the ranks within the public accounting firm and was admitted to partnership in January 1998 where he continued to work until joining Island Critical Care Corp.

                Our full-time employees consist of:

   -  Kenneth  Legere       President and Chief Executive Officer
   -  Sean  Flanigan        Vice President and Chief Operating Officer
   -  Wayne  Weber          Vice President and Chief Financial Officer
   -  Colin Marr            Vice President, Marketing and Sales
   -  Brian  Sharpe         Director of Quality Control
   -  Marilee Livingstone   Sales and Marketing Associate
   -  Robert Jameson        Production Technician
   -  Robert Legere         Shipping and Receiving Manager
   -  Caroline Lyons        Receptionist



                The following positions are now on a third party contract basis; however, During the next twelve months we anticipate hiring these individuals as our full-time employees:

   -  1 Electrical Engineer - Dr. Frank Johnson of Richard Brancker Research,
        Ltd.
   - 1 Electrical Engineer/Project Manager - Mr. Joseph Dabby of Dabby and Associates, Inc.
   -  1 Software Engineer - Mr. Deiter Seilers of Richard Brancker Research,
        Ltd.
   - 2 Mechanical Engineers - Mr. Michael Brown and Mr. Kevin Bailey of Richard Brancker Research, Ltd.

                As we progress to set up our assembly facility targeted for December, 2000 we plan to staff the following full time positions:

ADMINSTRATIVE STAFF:
   -  2  Executive secretaries
   -  1  Financial Assistant
   -  1  Project Standards Secretary
   -  1  Receptionist
   -  1  Cleaner
   -  1  Director of Sales and Marketing - U.S.A.

ASSEMBLY FACILITY:
   -  1  Engineering Supervisor
   -  18  Assemblers
   -  2  Shipping and Receiving Clerks
   -  3  Sales and Marketing Personnel

          If the demand for our VitalSAT pulse oximeter products grows to a sufficient level we will hire approximately 61 additional personnel, as follows:

                                       34

-     51 Assemblers
-     2  Engineering  Supervisors
-     2  Secretaries
-     1  Shipping and Receiving
-     1  Receptionist
-     2  Marketing  and  Sales
-     2  Biomedical Technologist

There is no assurance that we will hire any of these personnel.

Reports To Security Holders.
          After the effective date of this document, we will be a reporting company under the requirements of the Securities Exchange Act of 1934 and will file quarterly, annual and other reports with the Securities and Exchange Commission. Our annual report will contain the required audited financial statements. We are not required to deliver an annual report to security holders and will not voluntarily deliver a copy of the annual report to the security holders. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

          Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

                                       35


ITEM  17.     PLAN  OF  OPERATIONS

          The discussion contained in this prospectus contains "forward- looking statements" that involve risk and uncertainties. These statements may be identified by the use of terminology such as "believes", "expects", "may", "will", or "should", or "anticipates", or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. Important factors that could cause or contribute to such differences include those discussed under the caption entitled "risk factors," as well as those discussed elsewhere in this prospectus.

     We are a development stage company with limited operations and no revenues or profit. We plan to develop and refine and assemble a stand-alone pulse oximeter using Masimo's Signal Extraction Technology. We have taken the following steps towards this purpose.

     - As stated previously, one of the reasons for the merger with the Canadian corporation was to obtain the $ 1,107,744 that it had previously raised in a private placement. In January, 2000, as a result of the merger being concluded, our operations were funded.

     - With the assistance of the government of Prince Edward Island we issued a request for proposals to have developers design and build a mixed-use assembly and office facility to be located in the Town of Stratford, Prince Edward Island, which we will use as our assembly plant. We do not currently have any lease agreement for these premises nor is there any guarantee this building will be built. Under the terms of our request for proposal we have proposed that we lease this to be constructed building for a term of ten years after which time we shall have the option to purchase the building at a discount off fair market value. There is no guarantee that we will purchase this building.

     - The government of Prince Edward Island has provided us with a verbal commitment to use a building, rent-free, located at 85 Watts Drive, Charlottetown, Prince Edward Island, until the construction of the Stratford facility is completed. On May 1, 2000, we occupied this building.

     - We have secured a line of credit in the amount of US$ 1,020,500 through the Prince Edward Island Lending Agency, the Prince Edward Island government agency responsible for attracting new business to Prince Edward Island. We have met all preconditions to funding under this line of credit and have proceeded to draw down on these funds. The interest rate on this line of credit is the prime rate plus 3%. Interest is paid monthly. The line of credit facility is reviewed annually with the Prince Edward Island Lending Agency in September of each year.

     - We have secured a US$244,900 repayable grant from the Atlantic Canada Opportunities Agency, an agency of the Canadian government. This agency is responsible for the development of business opportunities in Atlantic Canada. The grant is interest free and repayable over a five-year period. Acceptable expenditures under the grant are capital asset acquisitions, market development, and standards certification costs and are reimbursed by the Atlantic Canada Opportunities Agency once the expenditure has been incurred and paid for by the Company. We have filed claims with the Atlantic Canada Opportunities Agency and are presently awaiting payment on those claims.

                                       36

     - In April 2000 we applied for funding under the Canada Jobs Program with Human Resource Development Canada, a Federal government agency responsible for job development in undeveloped in underdeveloped parts of Canada. Under such an agreement, the government would fund 50% of qualified employee salaries for one year. The average salaries for these type employees are between US$10,200 and US$ 13,600 per employee. In May 2000, we received verbal approval for US$ 42,900 of funding from Human Resource Development Canada representing only a portion of our possible funding. The US $42,900 of funding will be used for hiring of our assembly personnel and the related capital costs for these employees. Human Resource Development Canada will not provide funding to us until we hire the personnel to be so funded. We have not yet hired any of these personnel and there is no certainty that we will hire them.

     - Once we have established a commercially operational assembly facility for a period of thirty days we will receive a non-repayable grant of US$ 136,100 from Enterprise PEI.

     - Once we occupy the Stratford facility, we will receive from Enterprise Prince Edward Island a US $34,000 rental incentive to be applied as against our rental cost of the Stratford building in the first year of occupancy. This grant is non-repayable.

Our  operations   over  the  next  twelve  months  include  the   following:
     -    Finalization  of the  development of the  pulse  oximeter  for market,
     - Obtaining certification under various governmental regulating bodies including the Food and Drug Administration, Health Canada's Therapeutic Product Programme, Canadian Standards Association, Certifications Europe and Underwriters Laboratories;
     -    Setting  up our  distribution  channels for the sale of the  product,
     -    Setting up the production  facility in Prince Edward Island,  and;
     -    Hiring of staff to produce the product.

        Current cash reserves, generated from the initial private placement together with the funding commitments from the Government of Canada and the Province of Prince Edward Island are sufficient to bring us to the point where our operations will be funded by the sale of our product.

        All of our required parts to manufacture the pulse oximeter have been secured from suppliers on purchase orders covering 10,000 units to be delivered over a 14-month period. The cost of these parts have been fixed and a delivery schedule has been arranged with the suppliers to ensure that the parts are delivered to us in a timely fashion in order to meet our projected sales volumes. The inventory purchases are 100% funded by the Province of Prince Edward Island's US $1,020,500 line of credit facility.

        Cost of obtaining the certifications have been minimized by centralizing this function with one contractor. All of the certifications are done at once, for a fixed fee. The Atlantic Canada Opportunities Agency finances these costs.

        In addition, Atlantic Canada Opportunities Agency finances all costs associated with establishing distribution channels, marketing materials such as brochures, attendance at trade shows, travel related to establishing foreign markets, and capital acquisitions.

        We are eligible to receive Federal non-repayable grants from the Government of Canada for the hiring of certain of our production staff. These subsidies range from $5,000 to $10,000 per qualified individual hired.

        We do not anticipate having to raise additional funds in the next twelve
months  to  finance  our  current   operating  plan  for  the   development  and
manufacturing of the current product.


ITEM  18.     DESCRIPTION  OF  PROPERTY

          We do not own any property nor do we have any plans to own any property in the future. Although the building that will house our operations will be located in the Stratford Business Park in the town of Stratford, Prince Edward Island, the exact location of property has not been determined. Stratford Business Park consists of approximately 72 acres of land. Our facility will occupy approximately 2 acres. We plan to use a newly constructed building by approximately December 2000 that we will lease back for a ten-year period from the developer, Fitzgerald and Snow. Our annual rent cost will be approximately US$ 60,500. The agreement with the developer will provide that the contractor will agree to build a facility and lease it to us for 10 years with lease payments of $60,500 per annum and a proposed buy out in year ten for fair market value, less a 20% discount.

          This facility will include administration and executive offices, boardroom facilities, and shipping and receiving, inventory maintenance, and storage, assembly area and offices necessary for testing equipment. All parts necessary for assembling the products will be received and stored in this facility until they are allocated for assembly to a specific worker. The assembly area will be approximately 4,000 square feet and will be equipped with flooring and other environmental conditions that will be conducive to testing our products.

          There is no intention to sub-tenant any of these premises. We will occupy the entire premises. We will be required to have commercial insurance, including personal injury coverage of at least US$ 680,000 as well as sufficient insurance

                                       37

to cover the value of inventory on hand, equipment and furnishings. Insurance for the building could cost as much as $6,800 U.S. per year.

          Enterprise PEI has also provided to us space in a building owned by the Provincial government to house our offices and assembly facility on a rent free basis until the Stratford facility is constructed. These facilities, Unit 12, 85 Watts Street, Charlottetown, Prince Edward Island is comprised of approximately 2800 square feet. We established our headquarters and executive offices within the temporary assembly facility as of May 2000. In May 2000, we initiated communication with possible distributors to arrange training and demonstration of our pulse oximeter to their sales representatives.

          Our current employees and the employees we plan on hiring over the next twelve months will be housed initially in the Watts Street temporary assembly facility and thereafter in the yet to be completed Stratford building. These employees will be involved in:

   -  Shipping,  receiving
   -  Assembly  of  Product
   -  Administration  and  Executive assistance
   -  Sales

                Our registered offices are located in West Palm Beach, Florida. The sole purpose of these offices is to permit the delivery of mail and forwarding of same to our principal offices in Prince Edward Island.


ITEM  19.    CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS

          We have not entered into any transactions with our officers, directors, persons nominated for such positions, beneficial owners of 5% or more of our common stock, or family members of such persons other than an agreement with Finlay Investment Consulting whereby Malcolm Finlay will provide investor relations services for a fee of US$ 2,050 per month. Under this agreement we are obliged to also pay any reasonable expenses incurred by Malcolm Finlay in providing these services.

We are not a subsidiary of any other company.


ITEM  20.    MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS.

Market Information.
          Our common stock is not traded on any exchange. We plan to eventually seek listing on the OTCBB, once our registration statement has cleared comments of the Securities and Exchange Commission, if ever. We cannot guarantee that we will obtain a listing. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed.

                                       38


Penny Stock Considerations.

          Broker-dealer practices in connection with transactions in penny stocks are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than US$ 5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker- dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

          These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Our shares may someday be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

Holders.
          As of January 18, 2000, there were approximately 857 holders of record of our common stock.

Dividends.
          We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors, as the Board of Directors deems relevant.


ITEM  21.  EXECUTIVE  COMPENSATION

Summary  Compensation  Table

----------------------------
                          Annual  Compensation            Long  Term  Compensation

                          ------------------------------  ---------------------------
Name and Principle  Year  Salary   Bonus   Other Annual   Restricted      Securities   LTIP      Other
Position                  ($)      ($)     Compensation   Stock Award(s)  Underlying   Payouts   ($)
                                           ($)            ($)             Options (#)  ($)
------------------  ----  -------  ------  -------------  --------------  -----------  --------  ------
Kenneth Legere      1999   18,500      0              0               0            0         0       0
President

Wayne Weber         1999   14,800      0              0               0            0         0       0
Treasurer

Sean Flanigan       1999   14,800      0              0               0            0         0       0
Secretary


          We have entered into employment agreements with our employees. We have arrangements under which we are obligated to compensate our officers, directors or employees in the future. We have no standard arrangements under which we will compensate our directors for their services provided to us.

                                       39

          Our January 1, 2000 employment agreement with Kenneth Legere provides for an unlimited term of his employment as our president and chief executive officer, commencing on January 1, 2000. The agreement provides that:

   - Mr. Legere will receive US$ 102,050, exclusive of bonuses, benefits, and other compensation during his first year of employment.

   - For each successive year, his annual base salary is to be increased by eight per cent.

   - Mr. Legere will be permitted to participate in any share option plan, share purchase plan, retirement plan or similar plan offered by us to our senior executives to the extent that any such plan is authorized by our board of directors.

   - Mr. Legere will be entitled to receive one thousand compensation options per month that may be exercised by him at fixed price of US$0.17 per option for a period of three years after vesting.

   - Mr. Legere will participate in our executive bonus plan.

          Our March 1, 2000 employment agreement with Wayne Weber provides for an unlimited term of his employment as our vice president and chief financial officer, commencing on May 1, 2000. The agreement provides that:

   - Mr. Weber will receive US$ 81,700, exclusive of bonuses, benefits, and other compensation during his first year of employment.

   - For each successive year, his annual base salary is to be increased by eight per cent.

   - Mr. Weber will be permitted to participate in any share option plan, share purchase plan, retirement plan or similar plan offered by us to our senior executives to the extent that any such plan is authorized by our board of directors.

   - Mr. Weber will be entitled to receive an unspecified number compensation options that may be exercised by him at a fixed price of US$ 0.17 per option for a period of three years after vesting.

   - Mr. Weber will participate in our executive bonus plan.

          Our March 1, 2000 employment agreement with Sean Flanigan provides for an unlimited term of his employment as our vice president and chief operating officer, commencing on May 1, 2000. The agreement provides that:

   - Mr. Flanigan will receive US$ 81,700, exclusive of bonuses, benefits, and other compensation during his first year of employment.

   - For each successive year, his annual base salary is to be increased by eight per cent.

   - Mr. Flanigan will be permitted to participate in any share option plan, share purchase plan, retirement plan or similar plan offered by us to our senior executives to the extent that any such plan is authorized by our board of directors.

   -  Mr.   Flanigan  will  be  entitled  to  receive  an   unspecified   number
      compensation  options that may be exercised by him at a fixed price of US$
      0.17 per option for a period of three years after vesting.

                                       40

   - Mr. Flanigan will participate in our executive bonus plan.

          Our auditors, in accordance with the following formula will calculate our executive bonus plan for each fiscal year, as follows:

   - In the event that pre-tax profits for the relevant fiscal year are greater than US$340,200, the lesser of US$ 10,200 or ten percent of the Executive's base salary; and

   - US$ 6,800 plus 1% of the amount by which such pre-tax profits exceed US$ 340,200; and

   - in the event that pre-tax profits for the relevant fiscal year are equal to or less than US$ 340,200, no bonus will be paid.

Our Board of Directors in their sole discretion will determine the amount of the Executive Bonus payable to Mr. Legere , Mr. Weber, and Mr. Flanigan.




ITEM  22.  FINANCIAL  STATEMENTS

          Statements included in this prospectus that do not relate to present or historical conditions are "forward-looking statements." We may make future forward-looking statements, which may be included in documents that we file with the Commission other than this registration statement. Forward-looking statements involve risks and uncertainties that may differ materially from actual results, and may relate to our plans, strategies, objectives, expectations, intentions and adequacy of resources.

                           ISLAND CRITICAL CARE CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                            (A DELAWARE CORPORATION)
                               Palm Beach, Florida

             -------- -------------------------------------- ------
                                FINANCIAL REPORTS
                                       AT
                                 MARCH 31, 2000
             -------- -------------------------------------- ------

ISLAND CRITICAL CARE CORP.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Palm Beach, Florida

TABLE OF CONTENTS
-------------------------------------------------------------------------------------------------------------------

Independent Auditors' Report                                                                        F-1

Balance Sheets at March 31, 2000 and March 31, 1999                                                 F-2

Statements of Changes in Stockholders' Equity for the Period From the Date of
  Inception (April 21, 1998) through March 31, 2000.                                                F-3

Statements of Operations and  Comprehensive  Income for the Year Ended March 31,
  2000 and for the Period From the Date of Inception (April 21, 1998)
  Through March 31 2000                                                                             F-4

Statements of Cash Flows for the Year Ended March 31, 2000 and for the Period
  From the Date of Inception (April 21, 1998) Through March 31 2000.                                F-5

Notes to the Financial Statements                                                                F-6-F-11

Interim Unaudited Financial Statements at September 30, 2000 and 1999                              F-12


INDEPENDENT AUDITORS' REPORT


To the Board of Directors
  and Shareholders
Island Critical Care Corp.
Palm Beach, Florida


     We have audited the accompanying balance sheets of Island Critical Care Corp. (A Development Stage Company) as of March 31, 2000 and 1999 and the related statements of changes in stockholders' equity, operations and comprehensive income and cash flows for the year ended March 31, 2000 and for the periods from inception (April 21, 1998) through March 31, 1999 and March 31 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Island Critical Care Corp. as of March 31, 2000 and 1999 and the results of its operations and its cash flows for the year ended March 31, 2000 and for the period from the date of inception (April 21, 1998) through March 31, 1999 and March 31 2000, in conformity with generally accepted accounting principles.

     As discussed in Note I, the financial statements have been restated to give effect to changes made in proceeds received from the sale of common stock, the write-off of goodwill and the related amortization.





/s/ Rotenberg & Company, LLP

Rotenberg & Company, LLP
Rochester, New York
May 30, 2000
(Except Note I, Dated November 11, 2000)

ISLAND CRITICAL CARE CORP.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Palm Beach, Florida


BALANCE SHEETS
-----------------------------------------------------------------------------------------------------------------------
                                                                                              (In U.S. Dollars)
                                                                                         (Restated)
                                                                                          March 31,       March 31,
                                                                                            2000             1999
-----------------------------------------------------------------------------------------------------------------------

ASSETS

Current Assets
Cash and Cash Equivalents                                                                    $  246,814        $   100
Accounts Receivable
                                                                                                  2,121             --
Commodity Tax Recoverable
                                                                                                  7,875             --
Prepaid Expenses
                                                                                                 20,576             --
-----------------------------------------------------------------------------------------------------------------------

Total Current Assets                                                                            277,386
                                                                                                                   100

Property and Equipment - Net of Accumulated Depreciation
                                                                                                 13,847             --

Other Assets
License Fee - Net of Accumulated Amortization
                                                                                                 23,933             --
-----------------------------------------------------------------------------------------------------------------------

Total Assets                                                                                 $  315,166        $   100
-----------------------------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts Payable                                                                              $  36,070       $ 50,877
-----------------------------------------------------------------------------------------------------------------------

Total Liabilities
                                                                                                 36,070         50,877
-----------------------------------------------------------------------------------------------------------------------

Stockholders' Equity
Common Stock - $.001 Par; 50,000,000 Authorized; 18,101,000
                            Issued and Outstanding
                                                                                                 18,101          6,164
Additional Paid - In Capital                                                                    701,719
                                                                                                                     --
Deficit Accumulated During Development Stage                                                  (435,828)
                                                                                                              (56,941)
Accumulated Other Comprehensive Income
                                                                                                (4,896)             --
-----------------------------------------------------------------------------------------------------------------------

Total Stockholders' Equity                                                                      279,096
                                                                                                              (50,777)
-----------------------------------------------------------------------------------------------------------------------

Total Liabilities and Stockholders' Equity                                                   $  315,166        $   100
-----------------------------------------------------------------------------------------------------------------------

              The accompanying notes are an integral part of this
                              financial statement.

                                      F- 2

ISLAND CRITICAL CARE CORP.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Palm Beach, Florida

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY FOR THE PERIOD
FROM THE DATE OF INCEPTION (APRIL 21, 1998) THROUGH MARCH 31, 2000
------------------------------------------------------------------------------------------------------------------------------------

                                                                              (In U.S. Dollars)
                                                                                          Deficit
                                                            Common                      Accumulated      Accumulated         Total
                                                            Stock       Additional       During            Other       Stockholders'
                                           Number of       $.001 Par      Paid-In       Development     Comprehensive       Equity
                                            Shares           Value        Capital          Stage           Income          (Deficit)
------------------------------------------------------------------------------------------------------------------------------------
Balance - April 21, 1998                       --            $  --          $  --          $   --            $   --          $   --


Issuance of Shares for Cash
  - Original incorporation of
     Canadian Company                   10,164,398          10,164         (4,000)              --               --           6,164

Net Loss for Period                                                                           6,941)             --         (56,941)

------------------------------------------------------------------------------------------------------------------------------------

Balances - March 31, 1999               10,164,398          10,164         (4,000)          (56,941)             --         (50,777)


Canadian Private Placement Offering
of  Stock, Net of Offering Costs of
$249,835                                 2,988,098           2,988        860,668                --              --         863,656

  Stock Subscriptions                      876,000             876        291,139                --              --         292,015

Less: Subscriptions Receivable                 --               --       (292,015)               --              --        (292,015)


Issuance of Shares in Exchange
  for Services, Net of Costs of
  Related Services of $340,000          1,000,000            1,000         (1,000)               --              --             --
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

     Sub-Total                         15,028,496           15,028        854,792           (56,941)              --        812,879

Acquisition of Florida Public
  Shell Corporation                            --              --        (150,000)               --               --       (150,000)

Issuance of Shares in Connection
  with Merger with
  Island Critical Care Corp. Florida     3,072,504           3,073         (3,073)               --               --            --

Comprehensive Income:
Net Loss for the Period                        --             --             --            (378,887)               --      (378,887)

Foreign Currency Translation                   --             --             --                  --            (4,896)       (4,896)



Total Comprehensive Income                      -              -               -           (378,887)           (4,896)     (383,783)
------------------------------------------------------------------------------------------------------------------------------------

Balances - March 31, 2000 -
  Restated                             18,101,000         $ 18,101      $ 701,719        $ (435,828)        $  (4,896)     $279,096
------------------------------------------------------------------------------------------------------------------------------------

              The accompanying notes are an integral part of this
                              financial statement.

                                      F- 3


ISLAND CRITICAL CARE CORP.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Palm Beach, Florida


STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
--------------------------------------------------------------------------------------------------------------------------

                                                                                   (In U.S. Dollars)
                                                                    (Restated)
                                                                   From Date of          (Restated)       From Date of
                                                                     Inception           Year Ended         Inception
                                                                      through             March 31,          through
                                                                  March 31, 2000            2000         March 31, 1999
--------------------------------------------------------------------------------------------------------------------------

Revenues                                                                   $      --            $    --           $    --
--------------------------------------------------------------------------------------------------------------------------

Operating Expenses
Advertising and Promotion
                                                                              11,635              5,288             6,347
Bank Charges and Interest
                                                                                 447                356                91
Communications
                                                                               6,135              2,123             4,012
Investor Relations
                                                                              12,714             12,714                --
Legal and Accounting
                                                                               8,504              8,504                --
Organization Costs
                                                                               6,064                 --             6,064
Office Supplies and Stationery
                                                                              12,419              1,515            10,904
Shipping Charges
                                                                                 404                404                --
Rent and Rentals
                                                                               5,213              5,213                --
Research and Development Costs                                                                  112,278
                                                                             112,278                                   --
Salaries and Benefits                                                                           212,896
                                                                             212,896                                   --
Telephone
                                                                                 616                616                --
Travel
                                                                              46,284             16,761            29,523
Depreciation
                                                                               3,167              3,167                --
Amortization
                                                                               1,067              1,067                --
--------------------------------------------------------------------------------------------------------------------------

Total Operating Expenses                                                                        382,902
                                                                             439,843                               56,941
--------------------------------------------------------------------------------------------------------------------------

Loss From Operations                                                                          (382,902)
                                                                           (439,843)                             (56,941)

Other Income (Expenses)
Interest Income
                                                                               4,015              4,015                --
--------------------------------------------------------------------------------------------------------------------------

Net Loss                                                              $    (435,828)       $  (378,887)       $  (56,941)

Other Comprehensive Income, Net of Income Tax:
Foreign Currency Translation                                                 (4,896)            (4,896)                --
--------------------------------------------------------------------------------------------------------------------------

Comprehensive Income (Loss)                                           $    (440,724)       $  (383,783)       $  (56,941)
--------------------------------------------------------------------------------------------------------------------------

Net Loss per Common Share - Basic and Diluted                          $      (0.03)        $    (0.03)           $
                                                                                                             (0.00)
--------------------------------------------------------------------------------------------------------------------------

Weighted Average Common Shares Outstanding                                                   15,522,395        10,164,398
                                                                          15,522,395
--------------------------------------------------------------------------------------------------------------------------

              The accompanying notes are an integral part of this
                              financial statement.

                                      F-4

ISLAND CRITICAL CARE CORP.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Palm Beach, Florida


STATEMENTS OF CASH FLOWS
-------------------------------------------------------------------------------------------------------------------------------

                                                                                       (In U.S. Dollars)
                                                                        (Restated)
                                                                       From Date of          (Restated)        From Date of
                                                                         Inception            Year Ended         Inception
                                                                          through             March 31,           through
                                                                      March 31, 2000            2000          March 31, 1999
-------------------------------------------------------------------------------------------------------------------------------

Cash Flows from Operating Activities
Cash Received from Customers                                                   $      --            $    --            $    --
Cash Paid to Suppliers and Employees                                           (425,910)          (419,846)            (6,064)
-------------------------------------------------------------------------------------------------------------------------------

Net Cash Flows from Operating Activities                                       (425,910)          (419,846)            (6,064)
-------------------------------------------------------------------------------------------------------------------------------

Cash Flows from Investing Activities
Acquisition of Florida Public Shell Corporation                                (150,000)          (150,000)                 --
Purchase of Property and Equipment                                              (16,776)           (16,776)
                                                                                                                             --
Purchase of License Fee
                                                                                (25,000)           (25,000)                 --
-------------------------------------------------------------------------------------------------------------------------------

Net Cash Flows from Investing Activities                                       (191,776)          (191,776)
                                                                                                                             --
-------------------------------------------------------------------------------------------------------------------------------

Cash Flows from Financing Activities
Gross Proceeds From Private Placement Offering                                 1,107,744          1,101,505              6,239
Cost of Private Placement Offering                                             (249,835)          (249,835)
                                                                                                                             --
-------------------------------------------------------------------------------------------------------------------------------

Net Cash Flows from Financing Activities                                         857,909            851,670              6,239
-------------------------------------------------------------------------------------------------------------------------------

Effect of Exchange Rate Changes on Cash and
  Cash Equivalents                                                                 6,591              6,666               (75)
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

Net Increase in Cash and Cash Equivalents                                        246,814            246,714                100

Cash and Cash Equivalents - Beginning of Period                                       --                100                 --
-------------------------------------------------------------------------------------------------------------------------------

Cash and Cash Equivalents - End of Period                                   $    246,814         $  246,814           $    100
-------------------------------------------------------------------------------------------------------------------------------

ISLAND CRITICAL CARE CORP.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Palm Beach, Florida

RECONCILIATION OF NET LOSS TO NET CASH FLOWS FROM OPERATING ACTIVITIES
---------------------------------------------------------------------------------------------------------------------------

                                                                                  (In U.S. Dollars)
                                   (Restated)
                                                                From Date of           (Restated)         From Date of
                                                                  Inception             Year Ended          Inception
                                                                   through              March 31,            through
                                                               March 31, 2000             2000           March 31, 1999
---------------------------------------------------------------------------------------------------------------------------

Net Loss                                                            $    (435,828)       $  (378,887)          $  (56,941)

Adjustments:
Depreciation                                                                                                            --
                                                                             3,167              3,167
Amortization of License Fee                                                                                             --
                                                                             1,067              1,067

Changes:
Accounts Receivable                                                        (2,114)            (2,114)                   --
Commodity Tax Recoverable                                                  (7,827)            (7,827)                   --
Prepaid Expenses                                                          (20,445)           (20,445)                   --
Accounts Payable                                                            36,070           (14,807)               50,877
---------------------------------------------------------------------------------------------------------------------------

Net Cash Flows from Operating Activities                            $    (425,910)       $  (419,846)           $  (6,064)
---------------------------------------------------------------------------------------------------------------------------

              The accompanying notes are an integral part of this
                              financial statement.

                                      F- 5

ISLAND CRITICAL CARE CORP.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Palm Beach, Florida


NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


Note A -   The Companies

           The Company was incorporated in Delaware on December 15, 1999. On December 22, 1999 the Company merged with Island Critical Care Corp., an inactive Florida corporation. The purpose of this merger was to effect a change in the domicile of the Florida corporation to Delaware. Island Critical Care Corp. (a Florida corporation), was originally incorporated on March 15, 1996 under the name 9974 Holdings Inc., and subsequently changed its name from 9974 Holdings Inc. to Ontario Midwestern Railway Co. Inc., and finally the Florida corporation's name was changed to Midwestern Railway Co. Inc. All three name changes of the Florida corporation were completed prior to its merger with the Delaware company. The company purchased Midwestern Railway Co., Inc.(A Florida Public Shell Corporation) for $150,000 in November, 1999. In the merger of the Florida and Delaware corporations, the Company issued 3,072,504 common shares that were exchanged for 3,072,504 shares of the Florida corporation on a one for one basis. Following this transaction, the Company emerged as the surviving corporation.

           On January 13, 2000, the Company merged with Island Critical Care Corporation, an Ontario, Canada corporation. In the merger of the Ontario corporation into the Delaware corporation, the Company issued 15,028,496 common shares that were exchanged for 15,028,496 shares of the Ontario Corporation on a one for one basis. Following this transaction the Company emerged as the surviving corporation.

           In neither of these merger transactions were any shares issued to any person who was not already known to the Company nor were any shares issued as any consideration for soliciting the exchange. The Company acquired the Ontario incorporated Island Critical Care Corporation, because it wanted to purchase the licensed technology of Masimo's signal extraction technology, cash, financial incentive agreements and research and development of its pulse oximeter prototype of the Ontario corporation.

           The business combinations described above have been accounted for as a recapitalization of the Company. Accordingly, the financial statements for all periods presented reflect the historical activity of the Canadian operating company.

           The Company's registered office is located in Palm Beach, Florida. The Company's principal executive office is located in Charlottetown, Prince Edward Island, Canada.

           Scope of Business
           At the present time, the Company is in the development stage and does not provide any product or service. The Company's objective is to be a leading developer and manufacturer of medical instrumentation for world export. It is currently developing a state of the art, stand alone pulse oximeter, which will be commercially manufactured in the Province of Prince Edward Island, Canada by July 2000. The Company has future plans to design, develop and manufacture a combined stand-alone oximeter and blood pressure unit, a stand-alone blood pressure unit and a vital signs monitor.

Note B -   Summary of Significant Accounting Policies
           Method of Accounting
           The Company maintains its books and prepares its financial statements on the accrual basis of accounting.

ISLAND CRITICAL CARE CORP.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Palm Beach, Florida


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


Note B -   Summary of Significant Accounting Policies - continued

           Use of Estimates
           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Actual results can differ from those estimates.

           Concentrations of Credit Risk
           Financial instruments that potentially expose the Company to significant concentrations of credit risk consist principally of bank deposits. Cash is placed primarily with high quality AAA rated financial institutions.

           Cash and Cash Equivalents
           Cash and cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less.

           Foreign Currency Translation
           The Company's foreign operations are measured using the local currency as the functional currency. Assets and liabilities are translated at exchange rates as of the balance sheet date. Revenues, expenses and cash flows are translated at weighted average rates of exchange in effect during the year. The resulting cumulative translation adjustments have been recorded as a separate component of stockholder's equity and comprehensive income. Foreign currency transaction gains and losses are included in net income.

           Development Stage
           The Company has operated as a development stage enterprise since its inception by devoting substantially all of its efforts to financial planning, raising capital, research and development, and developing markets for its goods. The Company prepares its financial statements in accordance with the requirements of Statement of Financial Accounting Standards No. 7, Accounting and Reporting by Development Stage Enterprises.

           License Fee
           The Company entered into a licensing agreement with Masimo Corporation of Irvine, California that provides the Company with the rights to use their new technology known as Signal Extraction Technology (SET(R)) in the production of high-end stand-alone pulse oximeters. The license fee is amortized over seven years.


           - continued -

ISLAND CRITICAL CARE CORP.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Palm Beach, Florida


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


Note B -   Summary of Significant Accounting Policies - continued

           Income Taxes
           Deferred taxes are provided in the financial statements for significant temporary differences arising from assets and liabilities whose bases are different for financial reporting and income tax purposes. The primary differences are attributable to depreciation methods. Deferred tax assets arising from net operating losses incurred during the development stage have been fully reserved against due to the uncertainty as to when or whether the tax benefit will be realized. At March 31, 2000, the Company has incurred net operating losses available to offset future income taxes of approximately $441,000. The net operating losses will begin to expire in 2014.


           Net Income (Loss) Per Common Share
           Net income (loss) per common share is computed in accordance with SFAS No. 128, "Earnings Per Share". Basic earnings per share is calculated by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding for each period. Share and per share amounts for all periods presented have been adjusted to reflect the recapitalization. The weighted average shares outstanding for the periods ended March 31, 2000 and 1999 reflects the common stock issued as outstanding for the entire year since there were no significant operations prior to the stock offering. Diluted earnings per share are identical to basic earnings per share for the periods presented since the conversion of the outstanding stock options would have an anti-dilutive effect on earnings per share.

           Stock Options and Warrants
           The Company accounts for stock options and warrants in accordance with the provisions of SFAF No. 123 "Accounting for Stock-Based Compensation." SFAS No. 123 prescribes the recognition of compensation based on the fair value of the options on the grant date. The Company values stock options issued based upon an option-pricing model and recognizes this value as an expense over the vesting period.

Note C -   Property and Equipment
           Property and equipment consists of furniture, fixtures and equipment located in Prince Edward Island, Canada. Property and equipment are stated at cost, less accumulated depreciation computed on the straight-line method over the estimated useful lives as follows:

                           Equipment                     5 Years
                           Computer                      3 Years
                           Furniture and Fixtures        5 Years

           Maintenance and repairs are charged to expense. The cost of property and equipment retired or otherwise disposed of and the related accumulated depreciation are removed from the accounts

Note D -   Research and Development
           Research and development expenses represent contract engineering costs and are charged against operations as incurred.

ISLAND CRITICAL CARE CORP.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Palm Beach, Florida


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


Note E -   Stockholders' Equity
           Common Stock
           The Company's securities are not registered under the Securities Act of 1933 and, therefore, no offering may be made which would constitute a "Public Offering" within the meaning of the United States Securities Act of 1933, unless the shares are registered pursuant to an effective registration statement under the Act.

           The stockholders may not sell, transfer, pledge or otherwise dispose of the common shares of the company in the absence of either an effective registration statement covering said shares under the 1933 Act and relevant state securities laws, or an opinion of counsel that registration is not required under the Act or under the securities laws of any such state.

           Common Stock Issued
           The Company raised capital through a Canadian Private Placement offering during 1999 with one significant investor. Stock subscriptions totaling $1,113,491 in U.S. dollars (representing 2,988,098 common shares) were received in cash. An additional 876,000 shares representing $292,015 was subscribed for but was not paid for as of the balance sheet date, but is due by November 30, 2000.

           As a fee for arranging the private placement of shares, Finlay Investment Consulting earned a fee of 8.5% of the total value of common shares issued amounting to $87,460 and also 1,000,000 common shares. The shares and related services were valued at the same value as the stock issued under the private placement of $0.50 Canadian per share ($0.34 US per share). The cash commission paid to Finlay Investment Consulting is considered a cost of raising capital and accordingly has been included as part of the total offering costs of $249,835 which have been netted with proceeds from the Canadian Private Placement in the accompanying financial statements. Other offering costs consisted of legal($80,768), consulting and accounting fees ($67,775) as well as travel expenses and related costs($13,832).

Note F -   Stock Options and Warrants
           Investors
           In November 1999, the Company granted 747,025 warrants to investors in connection with the original issuance of shares. The warrants are exercisable over a 24 month term at an exercisable price of $1.00 and $1.50per share in the first and second year respectively ($.68 and $1.02 in U.S. Dollars). The fair market value of the options was determined by using a Black Scholes option pricing model. The calculated fair value at the date of the grant was zero.

           Directors
           In January 2000, the Company began granting options to certain directors in increments of 1,000 per month (6,000 outstanding at March 31, 2000). The stock options are exercisable at $.25 per share ($.17 per share US). All options are fully vested and expire three years from the date of the grant. The fair market value of the options was determined using the Black Scholes option pricing model. The calculated fair value at the date of the grant was zero.

                                  - continued -

ISLAND CRITICAL CARE CORP.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Palm Beach, Florida


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note F -   Stock Options and Warrants - continued

           The assumptions used were as follows:

           --------------------------------------------------------------------------------------------- -------------- ----
           Weighted Average Fair Value of Common Stock                                                           $ .34
           Expected Market Volatility                                                                            10.0%
           Risk Free Interest Rate                                                                               5.50%
           Terms                                                                                             24 Months
           --------------------------------------------------------------------------------------------- -------------- ----

----------------------------------------------------------------------------------------------------------------------------
           Information with respect to all stock options is as follows:

           --------------------------------------------------------------------------------------------- -------------- ----
           Outstanding at March 31, 1999                                                                         $  --
           Granted to Investors                                                                                747,025
           Granted to Directors                                                                                  6,000
           Granted to Employees                                                                                     --
           Exercised                                                                                                --
           --------------------------------------------------------------------------------------------- -------------- ----
           --------------------------------------------------------------------------------------------- -------------- ----

           Outstanding at March 31, 2000                                                                     $ 753,025
           --------------------------------------------------------------------------------------------- -------------- ----

           The weighted average value of the common stock used was the last stock offering price since the company has no established market for its shares.

Note G - Related Party Transactions
           The Company entered into an agreement with a shareholder to provide investor relation services at a monthly fee of $2,050 plus approved out-of-pocket expenses. The agreement is for a one year term and expires in November, 2000.

Note H - Other
           The Company is eligible for a line of credit in the amount of $1,500,000 Canadian with Enterprise PEI which is an agency of the Province of Prince Edward Island. The Company is also eligible for a repayable grant in the amount of $350,000 Canadian from the Atlantic Canada Opportunities Agency. Both the line of credit and the grant become available when the Company can demonstrate that it has a working prototype of its pulse oximeter.

ISLAND CRITICAL CARE CORP.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Palm Beach, Florida


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


Note I - Restatement
         The financial statements have been restated adjust for the accounting for the price paid to acquire the public shell company. The amount of $150,000 U.S. initially recorded as goodwill has been reclassified as a cost of raising capital in the accompanying financial statements.

         A summary of the effect of the retroactive restatements on net income for the years ended March 31, 2000 and 1999 and stockholders' equity (deficit) at March 31, 2000 are as follows:

         --------------------------------------------------------- ------------------- ------------------- -------------------
                                                                                                             Stockholders'
                                                                                                                 Equity
                                                                             Net Income (Loss)                 (Deficit)
                                                                          2000                1999           March 31, 2000
         --------------------------------------------------------- ------------------- ------------------- -------------------
         --------------------------------------------------------- ------------------- ------------------- -------------------

         As Originally Reported                                            $(384,749)           $(56,941)           $ 423,234
         Effect of Restated Items
         Write-Off of Goodwill                                                     --                  --           (150,000)
         Elimination of Amortization of Goodwill                                5,862                  --               5,862


         --------------------------------------------------------- ------------------- ------------------- -------------------
         --------------------------------------------------------- ------------------- ------------------- -------------------

         As Restated                                                       $(378,887)           $(56,941)           $ 279,096
         --------------------------------------------------------- ------------------- ------------------- -------------------

ISLAND CRITICAL CARE CORP.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Palm Beach, Florida


TABLE OF CONTENTS
-------------------------------------------------------------------------------------------------------------------


Independent Accountants' Report                                                                   F - 13

Balance Sheets at September 30, 2000 (Unaudited) and March 31, 2000                               F - 14

Statements of Changes in Stockholders' Equity for the Six Months Ended September
  30, 2000 and 1999 and for the Period from Date of Inception
  (April 21, 1998) through September 30, 2000 (Unaudited)                                    F - 15 to F - 16

Statements of Operations and  Comprehensive  Income for the Three Months and Six
  Months Ended September 30, 2000 and 1999, and for the Period from
  Date of Inception (April 21, 1998) through September 30, 2000 (Unaudited)                  F - 17 to F - 18

Statements of Cash Flows for the Six Months  Ended  September  30, 2000 and 1999
  and for the Period from Date of Inception (April 21, 1998) through
  September 30, 2000 (Unaudited)                                                             F - 19 to F - 20

Notes to the Financial Statements                                                            F - 21 to F - 24

INDEPENDENT ACCOUNTANTS' REPORT


To the Board of Directors
Island Critical Care Corp.
(A Development Stage Company)
(A Delaware Corporation)
Palm Beach, Florida


     We have reviewed the accompanying balance sheet of Island Critical Care Corp. as of September 30, 2000, and the related statements of operations and comprehensive income for the three months and six months ended September 30, 2000 and 1999 and for the period from date of inception (April 21, 1998) through September 30, 2000, and the related statements of changes in stockholders' equity and cash flows for the six months ended September 30, 2000 and 1999 and for the period from date of inception (April 21, 1998) through September 30, 2000. All information included in these financial statements is the responsibility of the management of Island Critical Care Corp.

     We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and of making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

     Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with the generally accepted accounting principles.








/s/ Rotenberg & Company, LLP

Rotenberg & Company, LLP
Rochester, New York
  October 18, 2000

               The accompanying notes are an integral part of this
                              financial statement.



ISLAND CRITICAL CARE CORP.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Palm Beach, Florida

BALANCE SHEETS AT SEPTEMBER 30, 2000 (UNAUDITED) AND MARCH 31, 2000
                                                                                                     -
------------------------------------------------------------------------------------------------------------------------
                                                                                      (Unaudited)         (Restated)
                                                                                     September 30,         March 31,
                                                                                         2000                2000
------------------------------------------------------------------------------------------------------------------------
ASSETS

Current Assets
Cash and Cash Equivalents                                                           $     35,971         $   246,814
                                                                                          27,871               2,121
Accounts Receivable
                                                                                          35,516               7,875
Commodity Tax Recoverable
                                                                                         217,660                 --
Inventory
Prepaid Expenses                                                                          58,013              20,576
------------------------------------------------------------------------------------------------------------------------
Total Current Assets                                                                     375,031             277,386

Property and Equipment - Net of Accumulated Depreciation                                  34,593              13,847

Other Assets
License Fee - Net of Accumulated Amortization                                             21,420              23,933
------------------------------------------------------------------------------------------------------------------------

Total Assets                                                                        $    431,044         $   315,166
------------------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
                                                                                    $    195,010         $      --
Line of Credit
                                                                                          32,483                --
Note Payable - Due Within One Year
Accounts Payable                                                                         122,482              36,070
                                                                                          34,066                --
Accrued Expenses
------------------------------------------------------------------------------------------------------------------------
Total Current Liabilities                                                                384,041              36,070

Other Liabilities
                                                                                          19,275
Grants Payable                                                                                                  --
                                                                                         137,753                --
Note Payable - Due After One Year
------------------------------------------------------------------------------------------------------------------------
Total Liabilities                                                                        541,069              36,070
------------------------------------------------------------------------------------------------------------------------

Stockholders' Equity
Common Stock - $.001 Par; 50,000,000 Authorized;
                            18,101,000 Issued and Outstanding                             18,101              18,101
Additional Paid-In Capital                                                               885,639             701,719
Deficit Accumulated During Development Stage                                          (1,000,292)           (435,828)
                                                                                         (13,473)             (4,896)
Accumulated Other Comprehensive Income (Loss)
------------------------------------------------------------------------------------------------------------------------
Total Stockholders' Equity (Deficit)                                                    (110,025)            279,096
------------------------------------------------------------------------------------------------------------------------

Total Liabilities and Stockholders' Equity                                          $    431,044         $   315,166
------------------------------------------------------------------------------------------------------------------------

               The accompanying notes are an integral part of this
                              financial statement.



ISLAND CRITICAL CARE CORP.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Palm Beach, Florida

STATEMENTS OF CHANGES IN STOCKHOLERS'EQUITY FOR THE PERIOD FROM THE PERIOD FROM THE DATE OF INCEPTION (APRIL 21, 1998) THROUGH MARCH
31, 2000
------------------------------------------------------------------------------------------------------------------------------------

                                                                               (In U.S. Dollars)
                                                                                          Deficit
                                                            Common                     Accumulated      Accumulated         Total
                                                           Stock       Additional       During            Other        Stockholders'
                                          Number of       $.001 Par      Paid-In       Development     Comprehensive       Equity
                                           Shares           Value        Capital          Stage           Income          (Deficit)
------------------------------------------------------------------------------------------------------------------------------------
Balance - April 21, 1998                     --            $  --          $  --          $   --            $   --          $   --


Issuance of Shares for Cash
  - Original incorporation of
     Canadian Company                   10,164,398        10,164           (4,000)           --                 --           6,164

Net Loss for Period                                                                       (56,941)                          (56,941)
                                                                                                                --
------------------------------------------------------------------------------------------------------------------------------------

Balances - March 31, 1999               10,164,398        10,164           (4,000)        (56,941)              --          (50,777)


Canadian Private Placement Offering of
Stock, Net of Offering Costs of
$249,835                                 2,988,098         2,988          860,668            --                 --          863,656

  Stock Subscriptions                      876,000           876          291,139            --                 --          292,015

Less: Subscriptions Receivable                 --             --         (292,015)           --                 --         (292,015)


Issuance of Shares in Exchange
  for Services, Net of Costs of
  Related Services of $340,000          1,000,000          1,000           (1,000)            --                --              --
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

     Sub-Total                         15,028,496         15,028          854,792         (56,941)              --          812,879

Acquisition of Florida Public
  Shell Corporation                            --            --          (150,000)            --                --       (150,000)

Issuance of Shares in Connection
  with Merger with
  Island Critical Care Corp. Florida     3,072,504         3,073           (3,073)            --                --              --

Comprehensive Income:
Net Loss for the Period                          -            -                 -        (378,887)              --         (378,887)

Foreign Currency Translation                    --           --                --             --             (4,896)         (4,896)



Total Comprehensive Income                       -            -                 -              -             (4,896)       (383,783)
------------------------------------------------------------------------------------------------------------------------------------

Balances - March 31, 2000                 18,101,000     $ 18,101       $ 701,719      $ (435,828)        $  (4,896)       $279,096
------------------------------------------------------------------------------------------------------------------------------------

               The accompanying notes are an integral part of this
                              financial statement.



ISLAND CRITICAL CARE CORP.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Palm Beach, Florida


STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY FOR THE SIX MONTHS ENDED SEPTEMBER
30, 2000 AND FOR THE PERIOD FROM THE DATE OF INCEPTION  (APRIL 21, 1998) THROUGH
SEPTEMBER 30, 2000 (UNAUDITIED)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

                                                                             (In U.S. Dollars)

                                                                                         Deficit
                                                          Common                      Accumulated      Accumulated         Total
                                                           Stock       Additional       During            Other        Stockholders'
                                          Number of       $.001 Par      Paid-In       Development     Comprehensive       Equity
                                            hares           Value        Capital          Stage           Income          (Deficit)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

Balances - March 31, 2000                18,101,000      $ 18,101      $ 701,719     $ (435,828)        $  (4,896)        $279,096

Contribution of Capital                          --            --        183,920              --                --         183,920

Comprehensive Income:
Net Loss for the Period                          --            --             --       (564,464)                --       (564,464)

Foreign Currency Translation                     --            --             --              --           (8,577)         (8,577)
                                                                                                              ----         -------

Total Comprehensive Income                       --            --             --              --                --       (573,041)
                                                 --                                                                      ---------

Balance - September 30, 2000             18,101,000       $ 18,101       $885,639    $(1,000,292)         $(13,473)      $(110,025)

                                                          --------       --------    ------------         ---------      ----------

               The accompanying notes are an integral part of this
                              financial statement.



ISLAND CRITICAL CARE CORP.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Palm Beach, Florida

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (UNAUDITED)
-------------------------------------------------------------------------------------------------------------------------------

                                                                   From Date of             Six Months Ended
                                                                 Inception Through           September 30,
                                                                                        --------------------------
                                                                   September 30,

                                                                       2000                 2000                 1999
-------------------------------------------------------------------------------------------------------------------------------

                                                                      $    --         $   --            $    --
Revenues
-------------------------------------------------------------------------------------------------------------------------------

Operating Expenses
                                                                          25,433        13,798              --
Advertising and Promotion
                                                                           6,048         5,601              --
Bank Charges
                                                                          11,433         5,298              --
Communications
                                                                           4,803         4,803              --
Insurance
                                                                          46,701        33,987              --
Investor Relations
                                                                          26,719        18,215              --
Legal and Accounting
                                                                           6,064           --              978
Organization Costs
                                                                          23,869        11,450              --
Office Expense
                                                                          47,407        47,407              --
Relocation Expense
                                                                          15,349        10,136              --
Rent and Rentals
                                                                              69            69
Repairs & Maintenance
                                                                        304,289         192,011             --
Research and Development Costs
                                                                        420,488         207,592             --
Salaries and Benefits
                                                                           4,717          4,313             --
Shipping Charges
                                                                           5,823          5,207             --
Telephone and Utilities
                                                                          64,696         18,412             --
Travel
                                                                          11,951         11,951
Web Page Design
                                                                           6,629          3,462             --
Depreciation
                                                                           2,815          1,748             --
Amortization
-------------------------------------------------------------------------------------------------------------------------------

                                                                     1,035,303          595,460             978
Total Operating Expenses
-------------------------------------------------------------------------------------------------------------------------------

                                                                    (1,035,303)        (595,460)            (978)
Loss Before Other Income (Expenses)

Other Income (Expenses)
                                                                          32,001         32,001              --
Government Grants
                                                                           5,961          1,946              --
Interest Income
                                                                          (2,951)        (2,951)             --
Interest Expense
-------------------------------------------------------------------------------------------------------------------------------

                                                                      (1,000,292)      (564,464)            (978)
Net Loss for the Period

Other Comprehensive Income (Loss)
                                                                         (13,473)        (8,577)             --
Foreign Currency Translation Adjustment
-------------------------------------------------------------------------------------------------------------------------------

                                                                     $(1,013,765)     $(573,041)           $(978)
Comprehensive Income (Loss)
-------------------------------------------------------------------------------------------------------------------------------

                                                                         $(0.060)       $(0.031)           $(0.00)
Net Loss per Common Share - Basic and Diluted
-------------------------------------------------------------------------------------------------------------------------------

Weighted Average of Common Shares Outstanding                         16,663,198     18,101,000         10,164,398
-------------------------------------------------------------------------------------------------------------------------------

               The accompanying notes are an integral part of this
                              financial statement.



ISLAND CRITICAL CARE CORP.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Palm Beach, Florida

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (UNAUDITED) - CONTINUED
---------------------------------------------------------------------------------------------------------------
                                                                                      Three Months Ended
                                                                                       September 30,
                                                                                   ----------------------------

                                                                                   2000                 1999
---------------------------------------------------------------------------------------------------------------

                                                                                    $--               $ --
Revenues
--------------------------------------------------------------------------------------------------------------


Operating Expenses

Advertising and Promotion                                                          4,540               --

Bank Charges and Interest                                                          5,302               --

Communications                                                                     3,422               --

Insurance                                                                          2,122               --

Investor Relations                                                                 11,411              --

Legal and Accounting                                                               13,123              --

Organization Costs                                                                --                   --

Office Expense                                                                     9,031               --

Relocation Expense                                                                 16,314              --

Rent and Rentals                                                                   6,008               --

Repairs & Maintenance                                                              69                  --

Research and Development Costs                                                     36,331              --

Salaries and Benefits                                                              109,626             --

Shipping Charges                                                                   3,661               --

Telephone and Utilities                                                            3,358               --

Travel                                                                             16,333              --

Web Page Design                                                                    11,951              --

Depreciation                                                                       2,610               --

Amortization                                                                       780                 --
--------------------------------------------------------------------------------------------------------------------------

Total Operating Expenses                                                           255,992             --
--------------------------------------------------------------------------------------------------------------------------


Loss Before Other Income (Expenses)                                                (255,992)           --

Other Income (Expenses)

Government Grants                                                                  5,351               --

Interest Income                                                                    1,946               --

Interest Expense                                                                   (2,951)             --
--------------------------------------------------------------------------------------------------------------------------


Net Loss for the Period                                                          (251,646)             --

Other Comprehensive Income (Loss)

Foreign Currency Translation Adjustment                                            (4,391)             --
--------------------------------------------------------------------------------------------------------------------------

                                                                                $(256,037)          $  --
Comprehensive Income (Loss)
--------------------------------------------------------------------------------------------------------------------------

                                                                                  $(0.014)          $  --
Net Loss per Common Share - Basic and Diluted
--------------------------------------------------------------------------------------------------------------------------

Weighted Average of Common Shares Outstanding                                  18,101,000         10,164,398
--------------------------------------------------------------------------------------------------------------------------

               The accompanying notes are an integral part of this
                              financial statement.



ISLAND CRITICAL CARE CORP.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Palm Beach, Florida

STATEMENTS OF CASH FLOWS (UNAUDITED)
-----------------------------------------------------------------------------------------------------------------------------------

                                                                        From Date of             Six Months Ended
                                                                      Inception Through             September 30,
                                                                                               ----------------------------
                                                                        September 30,
                                                                            2000              2000                 1999
-----------------------------------------------------------------------------------------------------------------------------------

Cash Flows from Operating Activities
                                                                          $ -                  $   -              $  --
Cash Received from Government
                                                                       (1,176,106)            (750,196)             (33)
Cash Paid to Suppliers and Employees
------------------------------------------------------------------------------------------------------------------------------------
                                                                       (1,176,106)            (750,196)             (33)
Net Cash Flows from Operating Activities
------------------------------------------------------------------------------------------------------------------------------------

Cash Flows from Investing Activities
                                                                         (150,000)               --                   --
Acquisition of Florida Public Shell Corporation
                                                                          (42,098)             (25,322)               --
Purchase of Property and Equipment
                                                                          (25,000)               --                   --
Purchase of License Fee
-----------------------------------------------------------------------------------------------------------------------------------

                                                                         (217,098)             (25,322)               --
Net Cash Flows from Investing Activities
-----------------------------------------------------------------------------------------------------------------------------------

Cash Flows from Financing Activities
                                                                          390,473              390,473               --
Proceeds From Borrowing
                                                                        1,107,744               --                   --
Gross Proceeds From Private Placement Offering
                                                                          185,383              185,383               --
Capital Contribution
                                                                         (249,835)              --                   --
Cost of Private Placement Offering
-----------------------------------------------------------------------------------------------------------------------------------

                                                                        1,433,765              575,856              --
Net Cash Flows from Financing Activities
-----------------------------------------------------------------------------------------------------------------------------------

Effect of Exchange Rate Changes on Cash and
                                                                           (4,590)             (11,181)             --
  Cash Equivalents
-----------------------------------------------------------------------------------------------------------------------------------

                                                                           35,971            (210,843)            (33)
Net Increase (Decrease) in Cash and Cash Equivalents

                                                                              --               246,814             100
Cash and Cash Equivalents - Beginning of Period
-----------------------------------------------------------------------------------------------------------------------------------

                                                                         $ 35,971             $ 35,971           $ 67
Cash and Cash Equivalents - End of Period
-----------------------------------------------------------------------------------------------------------------------------------

               The accompanying notes are an integral part of this
                              financial statement.



ISLAND CRITICAL CARE CORP.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Palm Beach, Florida

RECONCILIATION OF NET LOSS TO NET CASH FLOWS FROM OPERATING ACTIVITIES
-------------------------------------------------------------------------------------------------------------------------------

                                                                   From Date of             Six Months Ended
                                                                 Inception Through             September 30,
                                                                                        --------------------------------
                                                                   September 30,
                                                                       2000               2000                 1999
-------------------------------------------------------------------------------------------------------------------------------
                                                                  $   (1,000,292)       $ (564,464)      $   (978)
Net Loss

Adjustments:
                                                                           6,629             3,462              --
Depreciation
                                                                           2,815             1,748              --
Amortization

Changes in Assets and Liabilities:
                                                                         (28,295)          (26,181)             --
Accounts Receivable
                                                                         (35,853)          (28,026)             --
Commodity Tax Recoverable
                                                                       (220,380)          (220,380)             --
Inventory
                                                                         (59,088)          (38,643)             --
Prepaid Expenses
                                                                        144,893            108,823              945
Accounts Payable
                                                                          13,465            13,465              --
Accrued Expenses
-----------------------------------------------------------------------------------------------------------------------------

                                                               $   (1,176,106)          $ (750,196)       $    (33)
Net Cash Flows from Operating Activities
------------------------------------------------------------------------------------------------------------------------------

ISLAND CRITICAL CARE CORP.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Palm Beach, Florida


NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


Note A -   Basis of Presentation
           The condensed financial statements of Island Critical Care Corp. (the "Company") included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). Certain information and footnote disclosures normally included in financial statements prepared in conjunction with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. These condensed financial statements should be read in conjunction with the annual audited financial statements and the notes thereto included in the Company's Form 10SB, and other reports filed with the SEC.

           The accompanying unaudited interim financial statements reflect all adjustments of a normal and recurring nature which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows of the Company for the interim periods presented. The results of operations for these periods are not necessarily comparable to, or indicative of, results of any other interim period of or for the fiscal year taken as a whole. Factors that affect the comparability of financial data from year to year and for comparable interim periods include non-recurring expenses associated with the company's registration with the Securities and Exchange Commission and costs incurred to raise capital and acquisitions of patents and trademarks. Certain financial information that is not required for interim financial reporting purposes has been omitted.

Note B -   Other Matters
           Additional Capital Contribution
           During the quarter ended September 30, 2000, the Company received an additional capital contribution in cash of $183,920 from an existing shareholder to use as working capital.

           Grants
           The Company is entitled to receive grants from the National Research Council of Canada. The grants are non-repayable and are based upon 40% of qualified research and development expenditures up to a maximum of $48,000 (approximately $32,000 US at September 30, 2000). Grants received are recognized as revenue in the period in which the related expenses are incurred and are recorded as other income in the accompanying financial statements. Grant revenue amounted to $32,001 at September 30, 2000. Grants receivable amounted to $5,656 and are included in accounts receivable at September 30, 2000.

           The Company is entitled to receive grants in the form of interest free loans from the Atlantic Canada Opportunities Agency, an agency of the Canadian Government. The total amount of the loans available is approximately $244,900 US and is based upon Qualified Expenditures for Capital Asset Acquisitions, Market Development and Standard Certification Costs. The grant is interest free and is repayable over 5 years. At September 30, 2000, amounts receivable under this program amounted to $19,275 and are included in accounts receivable with a corresponding amount in loans payable.

           Inventory
           Inventory consists of parts to be used in the assembly of the pulse oximeter. Inventory is recorded at the lower of cost determined by the first in, first out method or market. As of the balance sheet date there were no sub-assembly components or finished goods in inventory.
                                  - continued -

ISLAND CRITICAL CARE CORP.
(A DEVELOPMENT STAGE COMPANY)
(A DELAWARE CORPORATION)
Palm Beach, Florida

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note B -   Other Matters - continued

           Line of Credit
           The Company has available a line of credit with the Prince Edward Island Lending Agency, an agency of the Province of Prince Edward Island Government with a maximum amount of $1,020,500 US. The line of credit became available upon the completion of the prototype for the Pulse Oximeter. The line of credit bears interest at the prime rate plus 3% (10.25% at September 30, 2000) annually and is collateralized by the general assets of the Company. The line of credit is renewable annually in September. The total amount outstanding was $195,010 US at September 30, 2000.

           Notes Payable

           ---------------------------------------------------------------------------- -------------------- ---------------
                                                                                                       2000            1999
           ---------------------------------------------------------------------------- -------------------- ---------------
           ---------------------------------------------------------------------------- -------------------- ---------------
           Note  payable,  unsecured,  repayable  in monthly  installments  of
           $2,422,  including  principal and interest.  The note is for a five year  term and  bears  interest  at the rate of 9% per  annum.  The
           note is due in July, 2005.                                                                                   $--
                                                                                                  $ 113,566

           Note payable, unsecured, repayable in monthly installments of $1,176, including  principal and  interest.  The note is for a five year term and bears interest at the rate of 9% per annum. The note
           is due in September, 2005.                                                                56,670              --
           ---------------------------------------------------------------------------- -------------------- ---------------
           ---------------------------------------------------------------------------- -------------------- ---------------
                                                                                                  $ 170,236             $--
           Less:  Amount due within one year                                                         32,483              --
           ---------------------------------------------------------------------------- -------------------- ---------------
           ---------------------------------------------------------------------------- -------------------- ---------------

           Amount Due After One Year                                                               $137,753             $--
           ---------------------------------------------------------------------------- -------------------- ---------------

           Annual  maturities of debt for the five years  succeeding,  September
           30, 2000 are as follows:

                         2001               2002               2003                2004               2005            Total
           ------------------- ------------------ ------------------ ------------------- ------------------ ----------------
           ------------------- ------------------ ------------------ ------------------- ------------------ ----------------
                     $ 32,483           $ 35,532           $ 35,094            $ 38,385           $ 28,742        $ 170,236
           ------------------- ------------------ ------------------ ------------------- ------------------ ----------------

           Interest expense for the six months ended September 30, 2000 and 1999 amounted to $2,951 and $-0-, respectively.

           Stock Options and Warrants
           Investors
           In November 1999, the Company granted 747,025 warrants to investors in connection with the original issuance of shares. The warrants are exercisable over a 24 month term at an exercisable price of $1.00 and $1.50 per share in the first and second year respectively ($.68 and $1.02 in U.S. Dollars). The fair market value of the options was determined by using a Black Scholes option pricing model. The calculated fair value at the date of the grant was zero.

                                  - continued -

           Directors
           In January 2000, the Company began granting options to certain directors in increments of 1,000 per month (23,000 outstanding at September 30, 2000). The stock options are exercisable at $.25 per share ($.17 per share U.S.). All options are fully vested and expire three years from the date of the grant. The fair market value of the options was determined using the Black Scholes option pricing model. The calculated fair value at the date of the grant was zero.

           Employee
           In July, 2000, the Company granted options to an employee. These options vest over a three year period and are exercisable at U.S. $2.00 per share. The options expire three years from the date of the grant. The fair market value of the options was determined using the Black Scholes option pricing model. The calculated fair value at the date of the grant was zero.

           The assumptions used were as follows:
           ----------------------------------------------------------------------------------------- ----------------- -----
           Weighted Average Fair Value of Common Stock                                                          $ .34
           Expected Market Volatility                                                                           10.0%
           Risk Free Interest Rate                                                                              5.50%
           Terms                                                                                            24 Months
           ----------------------------------------------------------------------------------------- ----------------- -----

           Information with respect to all stock options is as follows:
           ----------------------------------------------------------------------------------------- ----------------- -----
           Outstanding at March 31, 1999                                                                           --
           Granted to Investors                                                                               747,025
           Granted to Directors                                                                                 6,000
           Granted to Employee                                                                                     --
           Exercised                                                                                               --
           ----------------------------------------------------------------------------------------- ----------------- -----
           Outstanding at March 31, 2000                                                                      753,025
           Granted to Investors                                                                                    --
           Granted to Directors                                                                                17,000
           Granted to Employee                                                                                 50,000
           ----------------------------------------------------------------------------------------- ----------------- -----
           ----------------------------------------------------------------------------------------- ----------------- -----
           Outstanding at September 30, 2000                                                                  820,025
           ----------------------------------------------------------------------------------------- ----------------- -----

           The weighted average value of the common stock used was the last stock offering price since the company has no established market for its shares.

ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

                The accounting firm of Rotenberg & Company, LLP, Certified Public Accountants and Consultants audited our financial statements. Since inception, we have had no changes in or disagreements with our accountants.
---------

Dealer  Prospectus  Delivery  Obligation

                Until ninety days after the effectiveness of the registration statement of which this prospectus is a part, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II   INFORMATION NOT REQUIRED TO BE INCLUDED IN  PROSPECTUS


ITEM  24.    INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

                Our bylaws provide for indemnification of each person (including the heirs, executors, administrators, or estate of such person) who is or was director and officer of the corporation to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorneys' fees, arising out of his or her status as a director, officer, agent, employee or representative. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled. The corporation may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs, and expenses, whether or not the corporation would have the legal power to indemnify them directly against such liability.

                Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any persons, including officers and directors, who were or are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

                Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.


ITEM  25.    OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

                The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our Corporation in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

ITEM                              EXPENSE
----                              -------
SEC  Registration  Fee            $    2,598.00
Legal  Fees  and  Expenses*       $   20,000.00
Accounting  Fees  and  Expenses*  $   20,000.00
Miscellaneous*                    $      500.00
===============================================
Total*                             $  43,098.00

*  Estimated  Figure


ITEM  26.    RECENT  SALES  OF  UNREGISTERED  SECURITIES

                On December 15, 1999 we issued a total of 3,072,504 shares of our common stock (at $.001 par value) in connection with a merger with Midwestern Railway Co. Inc., an inactive Florida corporation. We exchanged our shares for an equivalent number of shares of the Florida corporation (which amounted to 100% of the total shares outstanding of the Florida corporation). In completing this transaction we relied upon Securities Act Section 3(a)(9) because the shares we issued in our merger were issued exclusively to our existing security holders and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange. In addition, we relied upon the exemption from Registration provided in Section 4(2) of the Securities Act because the merger transaction did not involve a public offering. We had a preexisting relationship with each recipient of the shares since they were our existing shareholders.

                On January 13, 2000, we issued a total of 15,028,496 shares of our common stock (at $.001 par value) in connection with a merger with Island Critical Care Corporation, an Ontario corporation. We exchanged our shares for an equivalent number of shares of the Ontario corporation (which amounted to 100% of the total shares outstanding of the Ontario corporation). In completing this transaction we relied upon Securities Act Section 3(a) (9) because the shares we issued in our merger were issued exclusively to our existing security holders and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange. In addition, we relied upon the exemption from Registration provided in Section 4(2) of the Securities Act because the merger transaction did not involve a public offering. We had a preexisting relationship with each recipient of the shares since they were our existing shareholders.

                Prior to the merger,  in November  1999,  Island  Critical  Care
Corporation, the Ontario Corporation, issued a total of 2,988,098 shares of common stock to Marmaid Development Corportaion in a private transaction for cash consideration totaling $1,113,491. As part of this private placement, Island Critical Care Corporation, the Ontario Corporation, also issued an additional 876,000 shares in exchange for a note receivable in the amount of $292,015 which is due on November 30, 2000. In connection with that private offering, Island Critical Care Corporation, the Ontario Corporation, also issued 1,000,000 shares of its common stock and warrants to purchase an additional 747,025 shares of its common stock to Finlay Investments for services valued at $340,000. The securities were issued under the exemption from registration provided by Section 4(2) of the Securities Act, as amended. We believed this exemption was available because these issuances were transactions not involving a public offering. There was no general solicitation or advertising used to offer shares. In addition, each investor had the knowledge and experience in financial and business matters to evaluate the merits and risks of this prospective investment and therefore was either accredited or sufficiently sophisticated to undertake such an investment.

                As of December 31, 1999, these warrants remained outstanding. These warrants, if exercised, will result in the issuance of 747,025 shares of our common stock. The warrants may be exercised over a two year period. The warrants are exercisable in the first year at $0.68 per share and at $1.02 per share in the second year.

ITEM  27.     EXHIBITS
Exhibit Number  Exhibit Description

--------------  -----------------------------------------------------------------------------
             2  Plan of Merger between Island Critical Care Corp. (a Florida corporation)
                and Island Critical Care Corp (a Delaware corporation)*
--------------  -----------------------------------------------------------------------------
           2.1  Plan and Agreement of Merger*

--------------  -----------------------------------------------------------------------------
           3.1  Certificate of Incorporation - Island Critical Care Corp (a Delaware
                corporation)*
--------------  -----------------------------------------------------------------------------
           3.2  Bylaws of Island Critical Care Corp - Island Critical Care Corp. (a Delaware
                corporation)*
--------------  -----------------------------------------------------------------------------
             5  Opinion re: Legality - The Law Offices of Brenda Lee Hamilton, P.A.*
--------------  -----------------------------------------------------------------------------
          10.1  Purchasing and Licensing Agreement Between Island Critical Care
                Corporation and Masimo Corporation*

--------------  -----------------------------------------------------------------------------
          10.2  Prince Edward Island Lending Agency (Prince Edward Island Government,
                Canada), Offer of Credit and Acceptance by Borrower, Island Critical Care
                Corporation*
--------------  -----------------------------------------------------------------------------
          10.3  Prince Edward Island Lending Agency (Prince Edward Island Government,
                Canada) Acknowledgement to Island Critical Care Corporation*
--------------  -----------------------------------------------------------------------------
          10.4  Atlantic Canada Opportunities Agency's Offer to Make Repayable
                Contribution to Island Critical Care Corporation and Island Critical Care
                Corporation's Acceptance*
--------------  -----------------------------------------------------------------------------
          10.5  Employment Agreement Between Kenneth Legere and Island Critical Care
                Corporation*
--------------  -----------------------------------------------------------------------------
          10.6  Employment Agreement Between John Wayne Weber and Island Critical
                Care Corporation*
--------------  -----------------------------------------------------------------------------
          10.7  Employment agreement between Sean Patrick Flanigan and Island Critical
                Care Corporation*
--------------  -----------------------------------------------------------------------------
           23   Consent of Rotenberg & Company, LLP
--------------  -----------------------------------------------------------------------------

* Previously Filed

ITEM  28.     UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
       a. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
       b. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;
       c. Include any additional or changed material information on the plan of distribution.

2. That, for determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that Remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.




SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Charlottetown, Province of Prince Edward Island on July 6th , 2000.

-------------              ----------------------      ---------

             Island  Critical  Care  Corp.

              /s/  Kenneth  R.  Legere
                  ------------------------

              By:  Kenneth  R.  Legere
              Title:  President, Chief Executive Officer, Director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the date stated.

              /s/  Sean  Flanigan
                  -------------------
              By:  Sean  Flanigan
              Title:  Vice President, Chief Operating Officer, Director

              /s/  Wayne  Weber
                  -----------------
              By:  Wayne  Weber
              Title: Vice President, Chief Financial and
                     Accounting Officer And Director